PARTICIPATION AGREEMENT
AMONG
FORTIS BENEFITS INSURANCE COMPANY,
FORTIS INVESTORS, INC.,
TCI PORTFOLIOS, INC.,
AND
INVESTORS RESEARCH CORPORATION
DATED AS OF
JANUARY 30 , 1996

PAGE
SECTION 1 Sale of Portfolio Shares; Additional Portfolios                            2
SECTION 2 Processing Transactions
2.1    Timely Pricing and Orders                            3
2.2    Execution of Orders and Timely Payments                    5
2.3    Redemption in Kind                                5
2.4    Reinvestment of Dividends                            6
SECTION 3 Costs and Expenses
3.1    General                                    6
3.2    Registration                                    6
3.3    Other (Non-Sales-Related)                            7
3.4    Sales-Related                                    7
3.5    Parties to Cooperate                                8
SECTION 4 Legal Compliance
4.1    Tax Laws                                    8
4.2    Insurance and Certain Other Laws                        9
4.3    Securities Laws                             10
4.4    Notice of Certain Proceedings and Other Circumstances         12
4.5    Fortis Benefits to Provide Documents                 13
4.6    Fund to Provide Documents                         13
SECTION 5 Mixed and Shared Funding
5.1    General                                 13
5.2    Disinterested Directors                         14
5.3    Monitoring for Material Irreconcilable Conflicts             14
5.4    Conflict Remedies                             15
5.5    Notice to Fortis Benefits                          17
5.6    Information Requested by Board of Directors             17
5.7    Compliance with SEC Rules                         18
6.1    Events of Termination                             18
6.2    Funds to Remain Available                         20
6.3    Survival of Warranties and Indemnifications                 20
6.4    Continuance of Agreement for Certain Purposes             21
6.5    Reimbursement of Expenses                         21

SECTION 7 Assignment                                         22
SECTION 8 Notices                                             22
SECTION 9 Voting Procedures                                     23
SECTION 10 Indemnification
10.1 Of Fund and Adviser by Fortis Benefits                     23
10.2 Of Fortis Benefits and Fortis Investors by Adviser                 26
10.3 Effect of Notice                                     31
SECTION 11.. Execution in Counterparts                                 31
SECTION 12 Severability                                         31
SECTION 13 Rights Cumulative                                     31
SECTION 14 Restrictions on Sales of Fund Shares                             31
SECTION 15 Headings                                         32
SECTION 16 Entire Agreement                                     32

PARTICIPATION AGREEMENT
THIS AGREEMENT, made and entered into as of the    day of January, 1996
("Agreement"), by and among Fortis Benefits Insurance Company, a Minnesota life insurance company ("Fortis Benefits") (on behalf of itself and its "Separate Account," defined below); Fortis Investors, Inc., a Minnesota corporation ("Fortis Investors"), the principal underwriter with respect to the Contracts referred to below; TCI Portfolios, Inc., a Maryland corporation (the "Fund"); and Investors Research Corporation, a Delaware corporation and the Fund's investment adviser ("Adviser"). Collectively, Fortis Benefits, Fortis Investors, Fund, and Adviser are referred to herein as the "Parties,"
WITNESSETH THAT:
WHEREAS Fortis Benefits, the Adviser, and the Fund desire that shares of the Fund's TCI Balanced and TCI Growth series shares (the "Portfolios"; reference herein to the "Fund" includes reference to each Portfolio to the extent the context requires) be made available to serve as underlying investment media for those combination fixed and variable annuity contracts of Fortis Benefits that are the subject of Fortis Benefits's Form N-4 registration statement filed with the Securities and Exchange Commission (the "SEC"), File No. 33-63935 (the "Contracts"), to be offered through Fortis Investors and other registered broker-dealer firms as agreed to by Fortis Benefits and Fortis Investors; and
WHEREAS the Contracts provide for the allocation of net amounts received by Fortis Benefits to separate series (the "Divisions;" reference herein to the "Separate Account" includes reference to each Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding Portfolios of the Fund that are made available through the Separate Account to act as underlying investment media,
NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund will make shares of the Portfolios available to Fortis Benefits for this purpose at net asset value and with no sales charges, all subject to the following provisions:
Section 1. Sale of Portfolio Shares., Additional Portfolios
1.1    Subject to the terms and conditions of this Agreement, the Fund will make shares of the Portfolios available to be purchased or redeemed by or on behalf of the Separate Account, executing such orders at the net asset value computed after receipt by the Fund of the order for the shares of the Portfolio. For purposes of this section, the Fund hereby appoints Fortis Benefits as its agent for the limited purpose of receiving orders for the purchase of shares of the Portfolios by the Separate Account, and receipt of such orders by Fortis Benefits shall constitute receipt by the Fund. On each day the New York Stock Exchange (the "Exchange") is open for business (each, a "Business Day"), Fortis Benefits may receive instructions from the Contract owners for the purchase or redemption of shares of the Portfolios ("Orders"). Orders received and accepted by Fortis Benefits prior to the close of regular trading on the Exchange (the "Close of Trading") on any given Business Day ("Day 0") and transmitted to the Fund by 11:00 a.m. Central time on the next Business Day ("Day 1") will be executed by the Fund at the net asset value determined as of the Close of Trading on Day 0. Fortis Benefits covenants and agrees that all Orders accepted and transmitted by it hereunder on any Business Day will be based upon instructions that it received from the Contract owners in proper form prior to the Close of Trading of the Exchange on that Business Day. Any Orders received by Fortis Benefits after the Close of Trading, and all Orders that are transmitted to the Issuer after 11:00 a.m. Central time on Day 1, will be executed by the Fund at the net asset value next determined after receipt of the Order by the Fund. The day as of which an Order is executed by the Fund pursuant to the provisions set forth above is referred to herein as the "Effective Trade Date."
1.2    The Fund may from time to time add additional Portfolios, which will become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts.
Section 2. Processing Transactions
2.1    Timely Pricing and Orders.
By 5:30 p.m. Central time on each Business Day, Adviser will provide to Fortis Benefits via facsimile or other electronic transmission acceptable to Foitis Benefits the Portfolios' net asset value, dividend and capital gain information and, in the case of income funds, the daily accrual for interest rate factor (mil rate), determined at the Close of Trading. Nevertheless, Adviser will use reasonable efforts to provide such information to Fortis Benefits by 5:00 p.m. Central time. Fortis Benefits will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day's Separate Account Division's unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed the morning of the followingBusiness Day.
By 11:00 a.m. Central time on each Business Day, Fortis Benefits will provide to the Adviser via facsimile or other electronic transmission acceptable to the Adviser a report stating whether the
Orders received by Fortis Benefits from Contract owners by the Close of Trading on the previous Business Day resulted in the Separate Account being a net purchaser or net seller of shares of the Portfolio; provided, however, that Fortis Benefits will use all reasonable efforts to provide such information to the Adviser by 9:30 a.m. on each Business Day. As used in this Agreement, the phrase "other electronic transmission acceptable to the Adviser" includes the use of remote computer terminals located at the premises of Fortis Benefits, its agents or affiliates, which terminal may be linked electronically to the computer system of the Adviser, its agents or affiliates (hereinafter, "Remote Computer Terminals").

Fortis Benefits covenants and agrees that all Orders transmitted to the Issuer, whether by telephone, telecopy, or other electronic transmission acceptable to Adviser, shall be sent by or under the authority and direction of a person designated by Fortis Benefits as being duly authorized to act on behalf of the owner of the Separate Account. Absent actual knowledge to the contrary, Advisor shall be entitled to rely on the existence of such authority and to assume that any person transmitting Orders for the purchase, redemption or transfer of Fund shares on behalf of Fortis Benefits is "an appropriate person" as used in Sections 8-308 and 8-404 of the Uniform Commercial Code with respect to the transmission of instructions regarding Fund shares on behalf of the owner of such Fund shares. Fortis Benefits shall maintain the confidentiality of all passwords and security procedures issued, installed or otherwise put in place with respect to the use of remote computer terminals and the transmission of information electronically and assumes full responsibility for the security therefor. Fortis Benefits further agrees to be solely responsible for the accuracy, propriety and consequences of all data transmitted to Adviser and the Fund by Fortis Benefits by telephone, telecopy or other electronic transmission acceptable to Adviser.
2.2    Execution of Orders and Timely Payments.
Upon the timely receipt from Fortis Benefits of the report described in Section 2.1 above, the Adviser will cause the purchase or redemption transactions (as the case may be) to be executed at the net asset value computed as at the Close of Trading on Day 0. Payment for net purchase transactions shall be made by wire transfer by Fortis Benefits to the custodial account designated by the Fund on the Business Day next following the Effective Trade Date. Such wire transfers shall be initiated by Fortis Benefits' bank prior to 3:00 p.m. Central time and received by the Fund prior to 5:00 p.m. Central time on the Business Day next following the Effective Trade Date. If payment for a purchase Order is not timely received, such Order will be executed at the net asset value next computed following receipt of payment. Payments for net redemption transactions shall be made by wire transfer by the Issuer to the account designated by Fortis Benefits within the time period set forth in the applicable Portfolios' then-current prospectus; provided, however, the Adviser will use all reasonable efforts to settle all redemptions on the Business Day next following the Effective Trade Date. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Orders. Orders will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open and the Effective Trade Date will apply.
2.3    Redemption in Kind.
The Fund reserves the right to pay any portion of a redemption in kind of portfolio securities, if the Fund's board of directors (the "Board of Directors") determines that it would be detrimental to the best interests of shareholders to make a redemption wholly in cash.
2.4    Reinvestment of Dividends.

Fortis Benefits hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset values until Fortis Benefits otherwise notifies the Fund in writing.
Section 3. Costs and Expenses
3.1    General.
Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.
3.2    Registration.
The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the "1933 Act"), and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. Fortis Benefits will bear the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.
3.3    Other (Non-Sales-Related).
The Fund will bear the costs of preparing, filing with the SEC and setting for printing the Fund's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Fund Prospectus"), periodic reports to shareholders, Fund proxy material and other shareholder communications and any related requests for voting instructions from Participants (as defined below). Fortis Benefits will bear the costs of preparing, filing with the SEC and setting for printing, the Separate Account's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Separate Account Prospectus"), any periodic reports to owners, annuitants or participants under the Contracts (collectively, "Participants"), and other Participant communications. If Fortis Benefits elects to produce a combined prospectus or other combined reports or communications materials that incorporate all of the prospectuses, reports or communications materials of the various mutual funds that may serve as underlying investment media for the Contracts, the cost of printing such combined materials shall be borne by Fortis Benefits or by other entities by separate agreement. Adviser shall not be responsible for any cost of distributing any materials to Participants or potential Participants. Upon request by Fortis Benefits, the Adviser will provide annual Fund Prospectus text to Fortis Benefits on diskette for printing and binding with the Separate Account Prospectus.

3.4    Sales-Related.
Expenses of distributing the Contracts will be paid by Fortis Investors and other parties, as they shall determine by separate agreement.
3.5    Parties to Cooperate.
Adviser, Fortis Benefits, and Fortis Investors each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.
Section 4. Legal Compliance
4.1    Tax Laws.
(a)Adviser will use its best efforts to cause each Portfolio to qualify each Portfolio as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the Adviser will notify Fortis
Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.
(b)Fortis Benefits represents that it believes, in good faith, that the Contracts will be treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment; Fortis Benefits will notify the Adviser immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.
(c)Adviser will use its best efforts to cause each Portfolio to comply with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and the Adviser will notify Fortis Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future. Within 20 days following the end of each calendar quarter, the Adviser shall provide Fortis Benefits with a report regarding the Portfolios' compliance with Section 817(h) diversification and subchapter M qualification requirements.
(d)    Fortis Benefits represents that it believes, in good faith, that the Separate Account is a 'segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. Fortis Benefits will make every effort to continue to meet such definitional requirements, and it will notify the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
4.2    Insurance and Certain Other Laws.

(a)Adviser will use reasonable efforts to cause the Fund to comply with any state insurance laws or regulations applicable to Fortis Benefits to the extent such laws or regulations are disclosed and described to Adviser by Fortis Benefits from time to time and to the extent specifically requested in writing by Fortis Benefits. If Adviser cannot comply, it will so notify Fortis Benefits.
(b)Fortis Benefits represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the Separate Account as a segregated asset account under Section 61A.14 of the Minnesota Insurance Code, and (iii) the Contracts comply in all material respects with all applicable federal and state laws and regulations.
(c)    Fortis Benefits and Fortis Investors represent and warrant that Fortis Investors is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
(d)    Adviser represents and warrants that the Fund is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
(e)    Adviser represents and warrants that it is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
4.3    Securities Laws.
(a)    Fortis Benefits represents and warrants that (i) interests in the Separate Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with Minnesota. law, (ii) the Separate Account is and will remain registered under the 1940 Act, to the extent required under the 1940 Act, (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.
(b)    Adviser represents and warrants that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement for its shares under the

1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.
(c)    Adviser will register and qualify Fund shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by the Adviser. Should Fortis Benefits notify the Adviser that such registration is advisable and should Adviser choose not to proceed with such registration, the Adviser shall so notify Fortis Benefits accordingly.
(d)    Fortis Investors represents and warrants that it is registered as a broker-dealer-with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD").
4.4    Notice of Certain Proceedings and Other Circumstances.
(a)Adviser shall immediately notify Fortis Benefits of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or the Fund Prospectus, (ii) any other action or circumstances that may prevent the lawful use of shares of the Fund as an underlying investment medium of the Contracts issued or to be issued by Fortis Benefits. Adviser will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
(b)Fortis Benefits or Fortis Investors shall immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Separate Account's registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Fortis Benefits and Fortis Investors will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
4.5    Fortis Benefits to Provide Documents.

Upon request, Fortis Benefits will provide to the Adviser one complete copy of SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and amendments to any of the above, that relate to the Separate Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.
4.6    Fund to Provide Documents.
Upon request, the Fund will provide to Fortis Benefits one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Portfolios and the Contracts, either contemporaneously with or as promptly as practical after the filing of such document with the SEC.
Section 5. Mixed and Shared Funding
5.1    General.
Fortis Benefits has received a copy of an application for exemptive relief, as amended, filed by AdViser on December 21,1987, with the SEC and the order issued by the SEC in response thereto (the "Shared Funding Exemptive Order"). The Company has reviewed the conditions to the requested relief set forth in such application for exemptive relief.
5.2    Disinterested Directors.
The Fund agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of Adviser within the meaning of Section 2(a)(19) of the 1940 Act.
5.3    Monitoring for Material Irreconcilable Conflicts.
As required by the Shared Funding Exemptive Order, the Board of Directors of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners having an interest in all separate accounts of life insurance companies ("Participating Companies") investing in the Fund, including the Separate Account. The Board shall promptly inform Fortis Benefits if it determines that an irreconcilable material conflict exists and the implications thereof. Fortis Benefits agrees to inform the Board of any potential or existing conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:
(a)an action by any state insurance or other regulatory authority;
(b)a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter; or any similar action by insurance, tax or securities regulatory authorities;

(c)an administrative or judicial decision in any relevant proceeding;
(d)the manner in which the investments of any Portfolio are being managed;
(e)    a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners or by owners of different life insurance companies' contracts utilizing the Fund; or
(f)    a decision by a life insurance company utilizing the Fund to disregard the voting instructions of contract owners.
Consistent with the SEC's requirements in connection with exemptive proceedings of the type referred to in Section 5.1 hereof, Fortis Benefits will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issue raised, including, but not limited to, information as to a decision by Fortis Benefits to disregard voting instructions of Participants.
5.4    Conflict Remedies.
(a)    If it is determined by a majority of the members of the Board, or a majority of the
Disinterested Directors, that a material irreconcilable conflict exists, Fortis Benefits and the other life insurance companies utilizing the Fund will, at their own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)
withdrawing the assets allocable to some or all of the separate accounts (including the Separate Account) from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more Participating Companies) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and/or

(ii)	establishing a new registered investment company of the type defined as a "Management Company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.
(b)    If the material irreconcilable conflict arises because of Fortis Benefits's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, Fortis Benefits may be required, at the Board's election, to withdraw the Separate Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Fund gives notice to Fortis Benefits that this provision is being implemented, and until such withdrawal, the Fund shall continue to accept and implement orders by Fortis Benefits for the.purchase and redemption of shares of the Fund.
(c)    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Fortis Benefits conflicts with the majority of other state regulators, then Fortis Benefits will withdraw the Separate Account's investment in the Fund within six months after the Fund's Board informs Fortis Benefits that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal the Fund shall continue to accept and implement orders by Fortis Benefits for the purchase and redemption of shares of the Fund.
(d)    Fortis Benefits agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.
(e)    For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Fund or Adviser be required to establish a new funding medium for any Contracts. Fortis Benefits will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.
5.5    Notice to Fortis Benefits.
The Fund will promptly make known in writing to Fortis Benefits the Board's determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.
5.6    Information Requested by Board of Directors.
Fortis Benefits and the Fund will submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board. All reports received by the Board of potential or existing conflicts, and all Board actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records will be made available to the SEC upon request.
5.7    Compliance with SEC Rules.

If, at any time during which the Fund is serving an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding on terms and conditions that are materially different from those contained in the Shared Funding Exemptive Order, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.
Section 6. Termination
6.1    Events of Termination.
Subject to Section 6.4 below, this Agreement will terminate as to a Portfolio:
(a)at the option of Fortis Benefits or Adviser upon at least six months advance written notice to the other Parties, or
(b)at the option of the Fund upon (i) at least sixty days advance written notice to the other parties, and (ii) approval by (x) a majority of the disinterested Directors upon a finding that a continuation of this agreement is contrary to the best interests of the Fund, or (y) a majority vote of the shares of the affected Portfolio in the corresponding Division of the Separate Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Fund shares in accordance with Participant instructions).
(c)    at the option of the Fund upon institution of formal proceedings against Fortis Benefits or Fortis Investors by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Fortis Benefits's obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, if, in each case, the Fund reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a likelihood of imposing material adverse consequences on the Portfolio to be terminated; or
(d)    at the option of Fortis Benefits upon institution of formal proceedings against the Fund or Adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund's or Adviser's obligations under this Agreement or related to the operation or management of the Fund or the purchase of Fund shares, if, in each case, Fortis Benefits reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a reasonable likelihood of imposing material adverse consequences on Fortis Benefits, Fortis Investors or the Division corresponding to the Portfolio to be terminated; or
(e)    at the option of any Party in the event that (i) the Portfolio's shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Fortis Benefits; or
(f)    upon termination of the corresponding Division's investment in the Portfolio pursuant to Section 5 hereof; or
(g)    at the option of Fortis Benefits if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so qualify; or
(h)    at the option of Fortis Benefits if the Portfolio fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so comply; or
(i)    at the option of Fortis Benefits if Fortis Benefits reasonably believes that any change in a Fund's investment adviser or investment practices will materially increase the risks incurred by Fortis Benefits.
6.2    Funds to Remain Available.
Except (i) as necessary to implement Participant-initiated transactions, (ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 5 of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, Fortis Benefits shall not (x) redeem Fund shares attributable to the Contracts, or (y) prevent Participants from allocating payments to or transferring amounts from a Portfolio that was otherwise available under the Contracts, until, in either case, 90 calendar days after Fortis Benefits shall have notified the Adviser of its intention to do so.
6.3    Survival of Warranties and Indemnifications.
All warranties and indemnifications will survive the termination of this Agreement.
6.4    Continuance of Agreement for Certain Purposes.
If any Party terminates this Agreement with respect to any Portfolio pursuant to Sections 6.1(c), 6.1(d), 6.1 (e)(i), 6.1(g), 6.1(h) or 6.1(i) hereof, this Agreement shall nevertheless continue in effect as to any shares of that Portfolio that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which the Separate Account owns no shares of the affected Portfolio or a date (the "Final Termination Date") six months following the Initial Termination Date, except that Fortis Benefits may, by written notice to the other Parties, shorten said six month period in the case of a termination pursuant to Sections 6.1(e)(i), 6.1(g) or 6.1(h).
6.5    Reimbursement of Expenses
If this Agreement is terminated as to any Portfolio (i) by the Adviser pursuant to 6.1(a), or (ii) pursuant to 6.1(d), 6.1(g) or 6.1(h), the Adviser will reimburse Fortis Benefits for its reasonable out-of-pocket costs and expenses in combining the affected Division with another Division, substituting interests in a new Division for those of the affected Portfolio, or otherwise terminating the participation of the Contracts in such Portfolio. The costs associated with such may include such expenditures as (1) outside counsel fees related to obtaining an exemption order from the Securities and Exchange Commission and (2) drafting, printing, and mailing costs of the necessary notification forms to be mailed to affected Contractholders. The Adviser's obligation of reimbursement hereunder shall not exceed $10,000 for the termination as to any Portfolio.
Section 7. Assignment
This Agreement may not be assigned by any Party, except with the written consent of each other Party.
Section 8. Notices
Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:
Fortis Benefits
Insurance Company
500 Bielenberg Drive
Woodbury, Minnesota 55125
Attn.: General Counsel
FAX: (612) 738-5262
Fortis Investors, Inc.
500 Bielenberg Drive
Woodbury, Minnesota 55125
Attn.: General Counsel
FAX: (612) 738-5262
TCI Portfolios, Inc.
4500 Main Street
Kansas City, MO 64111
Attn: General Counsel
FAX: (816) 340-4964
Investors Research Corporation
4500 Main Street
Kansas City, MO 64111
Attn: General Counsel
FAX: (816) 340-4964

Section 9. Voting Procedures

Fortis Benefits will distribute to Participants all proxy material furnished by the Fund to Fortis Benefits and will vote Fund shares in accordance with instructions received from Participants. Fortis Benefits will vote Fund shares that are (a) not attributable to Participants or (b) attributable to Participants, but for which no instructions have been received, in the same proportion as Fund shares for which said instructions have been received from Participants. Fortis Benefits agrees that it will disregard Participant voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3(T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule. Fortis Benefits and the other Participating Companies shall be responsible for assuring that each of their separate accounts participating in the Portfolios calculates voting privileges in a manner consistent with each other, as prescribed by the Shared Funding Exemptive Order.
Section 10. Indemnification
10.1     Of Fund and Adviser by Fortis Benefits.
(a)    Except to the extent provided in Sections 10.1(b) and 10.1(c), below, Fortis Benefits agrees to indemnify and hold harmless the Fund and Adviser, each of their directors, officers, and affiliates, and each person, if any, who controls the Fund or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Fortis Benefits) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares or the Contracts and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Fortis Benefits or Fortis Investors by the Adviser on behalf of the Fund for use in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Fortis Benefits or Fortis Investors) or the actual or alleged negligent, illegal or fraudulent conduct of Fortis Benefits or Fortis Investors or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Fund shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or Adviser by or on behalf of Fortis Benefits or Fortis Investors for use in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing;

(iv)
arise as a result of any material failure by Fortis Benefits or Fortis Investors to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement; or

(v)	arise out of or result from any material breach of any representation and/or warranty made by Fortis Benefits or Fortis Investors in this Agreement.
(b)    Fortis Benefits shall not be liable under this Section 10.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to Adviser or to the Fund.
(c)    Fortis Benefits shall not be liable under this Section 10.1 with respect to any action against an Indemnified Party unless the Fund or Adviser shall have notified Fortis Benefits in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party {or after such Indemnified Party shall have received notice of such service on any designated agent and it becomes evident that a claim for indemnification may be made hereunder), but failure to notify Fortis Benefits of any such action shall not relieve Fortis Benefits from any liability under this Section 10.1, except to the extent Fortis Benefits has been prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party for which indemnification may be sought from Fortis Benefits hereunder, Fortis Benefits shall be entitled to participate, at its own expense, in the defense of such action. Subject to Section 10.3, Fortis Benefits also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Fortis Benefits to such Indemnified Party of Fortis Benefits's election to assume the defense thereof, the Indemnified Party will cooperate fully with Fortis Benefits and shall bear the fees and expenses of any additional counsel retained by it after the date of such notice, and Fortis Benefits will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
10.2     Of Fortis Benefits and Fortis Investors by Adviser.
(a)    Except to the extent provided in Sections 10.2(c) and 10.2(d), below, Adviser agrees to indemnify and hold harmless Fortis Benefits and Fortis Investors, each of their directors, officers, and affiliates and each person, if any, who controls Fortis Benefits or Fortis Investors within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 10.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, or sales literature or advertising of the Fund, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Adviser by or on behalf of Fortis Benefits or Fortis Investors for use in the Fund's 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Adviser or the Fund) or the actual or alleged negligent, illegal or fraudulent conduct of the Fund, Adviser or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts or Fund shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to Fortis Benefits or Fortis Investors by or on behalf of the Fund or Adviser for use in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing;

(iv)	arise as a result of any material failure by the Adviser to perform the obligations, provide the services and furnish the materials required under the terms of this Agreement; or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement.
(b)    Except to the extent provided in Sections 10.2(c) and I0.2(d) hereof, Adviser agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with the written consent of Adviser, which consent shall not be unreasonably withheld) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder and (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners or Participants asserting liability against Fortis Benefits or Fortis Investors pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by Fortis Benefits of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that Fortis Benefits deems necessary or appropriate as a result of the noncompliance; provided however, Adviser shall not be liable under this Section 10.2(b) as a result of the failure of any Portfolio to operate as a regulated investment company in compliance with Subchapter M of the Code and the regulations thereunder or Section 817(h) and the regulations thereunder if such failure is the result of circumstances beyond Adviser's reasonable control, including, but not limited to, any reasonably unforeseeable interpretation of applicable Code provisions and/or regulations by the Internal Revenue Service or a court of competent jurisdiction.
(c)    Adviser shall not be liable under this Section 10.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement or to Fortis Benefits, Fortis Investors or the Separate Account.
(d)    Adviser shall not be liable under this Section 10.2 with respect to any action against an Indemnified Party unless Fortis Benefits or Fortis Investors shall have notified Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent and it becomes evident that a claim. for indemnification may be made hereunder), but failure to notify Adviser of any such action shall not relieve Adviser from any liability, except to the extent Adviser has been prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party for which indemnification may be sought from Adviser hereunder, Adviser will be entitled to participate, at its own expense, in the defense of such action. Subject to Section 10.3, Adviser also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the Internal Revenue Service), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Adviser to such Indemnified Party of Adviser's election to assume the defense thereof, the Indemnified Party will cooperate fully with Adviser and shall bear the fees and expenses of any additional counsel retained by it after the date of such notice, and Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
10.3     Effect of Notice.
Any notice given by the indemnifying Party to an Indemnified Party referred to in Section 10.1(c) or 10.2(d) above of participation in any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, as between the indemnified party and the claimant. Any notice given by the indemnifying party to an Indemnified Party under either Section 10. 1(c) or Section 10.2(d) that it has elected to assume the defense of any action shall be taken only upon an acknowledgment that in connection with such action, the Indemnifying Party shall be liable for any damages, if any, resulting from any such action.
Section 11. Execution in Counterparts
This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.
Section 12. Severability
If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.
Section 13, Rights Cumulative
The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.
Section 14. Restrictions on Sales of Fund Shares
Fortis Benefits agrees that the Fund will be permitted (subject to the other terms of this Agreement) to make its shares available to separate accounts of other life insurance companies.
Section 15. Headings
The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.
Section 16. Entire Agreement
This Agreement, including the Attachments hereto, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral, with respect to such matters.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

FORTIS BENEFITS INSURANCE COMPANY

By: /s/ David A. Peterson

Title: Vice President

FORTIS INVESTORS, INC.

By: /s/ [illegible]

Title: Senior Vice President

TCI PORTFOLIOS, INC.

By: /s/ William M. Lyons
William M. Lyons
Title: Executive Vice President

INVESTORS RESEARCH CORPORATION

By: /s/ William M. Lyons
William M. Lyons
Title: Executive Vice President

ADDENDUM TO
PARTICIPATION AGREEMENT
AMONG
FORTIS BENEFITS INSURANCE COMPANY,
FORTIS INVESTORS, INC.
TCI PORTFOLIOS, INC.,
AND
INVESTORS RESEARCH CORPORATION
THIS ADDENDUM TO PARTICIPATION AGREEMENT is made and entered into this 30th day of January, 1996, by and among FORTIS BENEFITS INSURANCE COMPANY, FORTIS INVESTORS, INC., TCI PORTFOLIOS, INC., and INVESTORS RESEARCH CORPORATION. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement (as defined below).
WHEREAS, contemporaneously with the execution of this Addendum, the parties hereto have entered into a Participation Agreement (the "Agreement") for the purposes of making mutual fund shares offered by TCI Portfolios, Inc. (the "Funds") available to serve as underlying investment media for certain variable annuity contracts to be offered by Fortis Benefits; and
WHEREAS, the parties desire to make certain modifications to the Agreement, as set forth herein, as an inducement to entering into the Agreement;
NOW, THEREFORE, in consideration of the mutual promises set forth herein and in the Agreement, the parties agree to amend the Agreement by adding the following provisions, which shall have the same force and effect as if set forth in the Agreement:
Administrative Services Fee.
(a)    Adviser acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single shareholder account for the Portfolios rather than having each Contract owner as a shareholder. In consideration of the accounting, record keeping and other administrative services and obligations to be performed by Fortis Benefits under this Agreement, Adviser will pay Fortis Benefits a fee (the "Administrative Services fee") equal to 20 basis points (.20%) per annum of the average aggregate amount invested in the Separate Account under the terms of this Agreement.
(b)    The parties understand that Adviser customarily pays, out of its management fee, another affiliated corporation for the type of administrative services to be provided by Fortis Benefits to the Contract owners. The parties agree that the payments by the Adviser to Fortis Benefits, like Adviser's payments to its affiliated corporation, are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

(c)    For the purposes of computing the payment to Fortis Benefits contemplated hereby, the average aggregate amount invested in the Separate Account in the Portfolios over a one month period shall be computed by totalling the Separate Accounts' aggregate investment (share net asset value multiplied by total number of shares of the Portfolios held by the Separate Account) on each business day during the month and dividing by the total number of business days during such month.
(d)    Adviser will calculate the amount of the payment to be made at the end of each calendar quarter and will make such payment to Fortis Benefits within 30 days thereafter. The check for such payment will be accompanied by a statement showing the calculation of the amounts being paid by Adviser for the relevant months and such other supporting data as may be reasonably requested by Fortis Benefits.
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.
FORTIS BENEFITS INSURANCE COMPANY

By: /s/ David A. Peterson

Title: Vice President

FORTIS INVESTORS, INC.

By: /s/ [illegible]

Title: Senior Vice President

TCI PORTFOLIOS, INC.

By: /s/ William M. Lyons
Title: Executive Vice President

INVESTORS RESEARCH CORPORATION

By: /s/ William M. Lyons
Title: Executive Vice President

HARTFORD HLS SERIES FUND II, INC.
SHARE PURCHASE AGREEMENT
FIRST FORTIS LIFE INSURANCE COMPANY ("First, Fortis"), a New York corporation, as Sponsor-Depositor, now and in the future, of certain separate accounts ("Separate Accounts"), and issuer of certain variable annuity and variable life insurance contracts (the "Contracts") issued with respect to such Separate Accounts hereby agrees as of the 1st day of May, 2003 with HARTFORD HLS SERIES FUND II, INC. (the "Fund"), an open-ended, diversified, management investment company, to this Share Purchase Agreement, which contemplates an arrangement whereby Fund shares shall be made available to serve as the underlying investment media for the Contracts, subject to the following provisions:

1.
Fund shares shall be purchased at the net asset value applicable to each order as established in accordance with the provisions of the then currently effective prospectus of the Fund. Fund shares shall be ordered in such quantity and at such times as determined by First Fortis (or its successor) to be necessary to meet the requirements of the Contracts. Confirmations of Fund share purchases will be sent directly to First Fortis by the Fund. All Fund share purchases shall be maintained in a book share account in the name of First Fortis. Payment for shares shall be made directly to the Fund by First Fortis and payment for redemption shall be made directly to First Fortis by the Fund, all within the applicable time periods allowed for settlement of securities transactions. If payment is not received by the Fund within such period, the Fund may, without notice, cancel the order and hold First Fortis responsible for any loss suffered by the Fund resulting from such failure to receive timely payment.

Notice shall be furnished promptly to First Fortis by the Fund of any dividend or distribution payable on Fund shares.

2.
(a)    The Fund represents that its shares are registered under the Securities Act of 1933, as amended, and that all appropriate federal and state registration provisions have been complied with as to such shares and that such shares may properly be made available for the purposes of this Agreement. The Fund shall bear the cost of any such registration, as well as the expense of any taxes assessed upon the issuance or transfer of Fund shares pursuant to this Agreement.

(b)    The Fund shall supply to First Fortis, in a timely manner and in a sufficient number to allow distribution by First Fortis to each owner of or participant under a Contract (i) annual and semiannual reports of the Fund's condition, and (ii) any other Fund shareholder notice, report or document required by law to be delivered to shareholders. The Fund shall bear the cost of preparing and supplying the foregoing materials and the cost of any distribution thereof.
(c)    First Fortis represents that it has registered or will register under the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended (the "1940 Act"), unless exempt from such registration, the Contracts. First Fortis will maintain such registrations to the extent required by law. The Contracts will be issued in compliance with all applicable federal and state laws and regulations.
(d)     First Fortis has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the New York Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of, each Separate Account as a unit investment trust in accordance with the 1940 Act, unless exempt from such registration.

3.
First Fortis shall not make any representation concerning Fund shares except those contained in the then current prospectus of the Fund and in printed information subsequently issued by the Fund as information supplemental to the prospectus.

4.	This Agreement shall terminate as to new Contracts:
(a)At the option of First Fortis or the Fund upon six months' advance notice to the other;
(b)At the option of First Fortis if Fund shares are not available for any reason to meet the requirements of the Contracts but then only as to those new Contracts, the terms of which require the periodic payments to be invested in whole or in part in that particular Series;
(c)At the option of First Fortis, upon institution of formal proceedings against the Fund by the Securities and Exchange Commission or any other regulatory body;
(d)Upon assignment of this Agreement, unless made with the written consent of the other party to this Agreement;
(e)If Fund shares are not registered, issued or sold in conformance with applicable federal or state law or if such laws preclude the use of Fund shares as the underlying investment media of the Contracts. Prompt notice shall be given to First Fortis in the event the conditions of this provision occur.
Notice of termination hereunder shall be given promptly by the party desiring to terminate to the other party to this Agreement.

5.
Termination as the result of any cause listed in the preceding paragraph shall not affect the Fund's obligation to furnish Fund shares in connection with Contracts then in force for which the shares of the Fund serve or may serve as the underlying investment media, unless further sale of Fund shares is proscribed by the Securities and Exchange Commission or other regulatory body, or if Fund shares of the requisite Series are no longer available.

6.	This Agreement shall supersede any prior agreement between the parties hereto relating to the same subject matter.

7.	Each notice required by this Agreement shall be given in writing as follows:
If to the Fund:
Hartford HLS Series Fund II, Inc.
P.O. Box 2999
Hartford, Connecticut 06104-2999
Attn: Counsel to the Fund
If to First Fortis:
First Fortis Life Insurance Company
One Chase Manhattan Plaza
41st Floor
New York, New York 10005
Attn: Fortis, Inc.
General Counsel

8.	This Agreement shall be construed in accordance with the laws of the State of Connecticut.

9.
(a)    First Fortis will report to the Board of Directors of the Fund (the "Board") any potential or existing material irreconcilable conflict, of which it is aware, between and among the interests of the contract owners of all separate accounts investing in the series of the Fund (the "Series") and of the participants of qualified pension or retirement plans investing in the Series and will assist the Board in carrying out the Board's responsibility of monitoring the Series for the existence of any material irreconcilable conflict by providing the Board with all information reasonably necessary for the Board to consider the issue raised. This includes, but is not limited to, an obligation by First Fortis to inform the Board whenever Contract owner voting instructions are disregarded.

(b)    If it is determined by a majority of the Board, or a majority.of its independent Directors, that a material irreconcilable conflict exists due to issues relating to the Contracts, First Fortis will, at its expense, to the extent reasonably practicable and with a view only to the interests of Contract owners, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.
(c)    First Fortis, at the request of the Series' adviser will, at least annually, or more frequently if deemed appropriate by the Board, submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them.
10.    The Fund will provide First Fortis with copies of its proxy solicitations applicable to the Series. First Fortis will, to the extent required by law, (a) distribute proxy materials applicable to the Series to eligible Contract owners; (b) solicit voting instructions from eligible Contract owners; (c) vote the Series shares in accordance with instructions received from Contract owners; (d) if required by law, vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received; and (e) calculate voting privileges in a manner consistent with other life insurance companies to whose separate accounts Series shares are offered. Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.

DATED: May 1, 2003

HARTFORD HLS SERIES FUND II, INC.

By: /s/ Kevin Carr
Kevin Carr
Vice President and Secretary

FIRST FORTIS LIFE INSURANCE COMPANY

By: /s Douglas Lowe
Vice President, Law

JOINDER AGREEMENT
THIS AGREEMENT made as of this 16th day of May, 2005, supplements that certain Share Purchase Agreement (the "Agreement") dated as of May 1, 2003 by and between First Fortis Life Insurance Company ("FFLIC") and Hartford HLS Series Fund II, Inc. (the "HLS Fund") as follows:

1.
Fortis Benefits Insurance Company ("FBIC"), an Iowa corporation, and an affiliate of FFLIC, is hereby added to the Agreement. Accordingly, all references to "First Fortis" within the Agreement shall be deemed to include both FFLIC and FBIC. FFLIC and FBIC shall be deemed to be acting therein and herein on their own behalf and on behalf of those separate accounts referenced in Schedules Al and A2 attached hereto and made a part hereof, as the same may be amended from time to time.

2.
Hartford Series Fund, Inc., an open-end diversified management investment company organized as a Maryland corporation ("HSF"), is hereby added to the Agreement. Accordingly, all references to the "Fund" within the Agreement shall be deemed to include HLS Fund and HSF. References to "Fund Shares" within the Agreement shall be deemed to include those series and classes of shares set forth in Schedule B attached hereto and made a part hereof, as the same may be amended from time to time.

3.	Except as provided above, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect.
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date set forth above.

FIRST FORTIS LIFE INSURANCE         HARTFORD SERIES FUND, INC.
COMPANY
On its behalf and each Separate Account
named in Schedule Al, as may be
amended from time to time.

By: /s/ Douglas Lowe                By: /s/ Mary Jane Fortin
Its: Vice President - Law                Its: Vice President
FIRST FORTIS LIFE INSURANCE         HARTFORD SERIES FUND II, INC.
COMPANY
On its behalf and each Separate Account
named in Schedule Al, as may be
amended from time to time.

By: /s/ Douglas Lowe                By: /s/ Mary Jane Fortin
Its: Vice President - Law                Its: Vice President

SCHEDULE Al
FFLIC SEPARATE ACCOUNTS
Name of Separate Account
Separate Account A

SCHEDULE A2
FBIC SEPARATE ACCOUNTS
Name of Separate Account
Variable Account C
Variable Account D

SCHEDULE B
PARTICIPATING SERIES
Hartford Series Fund, Inc. Series (Class 1A):
Hartford Advisers HLS Fund
Hartford Capital Appreciation HLS Fund
Hartford Disciplined Equity HLS Fund
Hartford Dividend and Growth HLS Fund
Hartford Global Leaders HLS Fund
Hartford High Yield HLS Fund
Hartford Index HLS Fund
Hartford International Opportunities HLS Fund
Hartford International Small Company HLS Fund
Hartford MidCap Value HLS Fund
Hartford Money Market HLS Fund
Hartford Mortgage Securities HLS Fund
Hartford Small Company HLS Fund
Hartford Stock HLS Fund
Hartford Total Return Bond HLS Fund
Hartford HLS Series Fund II, Inc. Series (Class 1A):
Hartford Blue Chip Stock HLS Fund
Hartford Capital Opportunities HLS Fund
Hartford Growth Opportunities HLS Fund
Hartford International Stock HLS Fund
Hartford LargeCap Growth HLS Fund
Hartford MidCap Stock HLS Fund
Hartford SmallCap Growth HLS Fund
Hartford SmallCap Value HLS Fund
Hartford U.S. Government Securities HLS Fund
Hartford Value Opportunities HLS Fund

Fund Participation Agreement
Among
Gartmore Variable Insurance Trust,
Gartmore Distribution Services, Inc.,
Gartmore Global Asset Management Trust
And
Hartford Life Insurance Company

Page
ARTICLE I.	Series Shares
ARTICLE II.	Representations and Warranties
ARTICLE III.	Prospectuses, Reports to Shareholders and Proxy Statements; Voting
ARTICLE IV.	Sales Material and Information
ARTICLE V.	Diversification
ARTICLE VI.	Potential Conflicts
ARTICLE VII.	Indemnification
ARTICLE VIII.	Applicable Law
ARTICLE IX.	Termination
ARTICLE X.	Notices
ARTICLE XI.	Miscellaneous
SCHEDULE A	Separate Accounts and Contracts
SCHEDULE B	Participating Series
SCHEDULE C	Allocation of Expenses
SCHEDULE D	Format for NAV and Dividend Information

FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, effective as of this 1st day of June, 2003 by and among Hartford Life Insurance Company ("Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on attached Schedule A as it may be amended from time to time (the "Separate Accounts"); Gartmore Variable Insurance Trust (the "Trust"); Gartmore Distribution Services, Inc. (the "Distributor"); and Gartmore Global Asset Management Trust (the "Adviser").

WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and

WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and serves as principal underwriter of the shares of the Trust; and

WHEREAS, the Trust intends to make available shares of its series set forth on attached Schedule B, as it may be amended from time to time by mutual agreement of the parties (the "Series"), to the Separate Accounts of Hartford; and

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws and serves as the investment adviser to the Series; and

WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies funded through the Separate Account under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act"), unless exempt from such registration, to be issued by Hartford for distribution (the "Contracts").

NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Trust, the Distributor and the Adviser agree as follows:
ARTICLE I. SERIES SHARES
1.1    The Trust and the Distributor agree to make shares of the Series available for purchase on each Business Day by the Separate Accounts. The Trust will execute orders placed for each Separate Account on a daily basis at the net asset value of each Series next computed after receipt by the Trust or its designee of such order.
A.    For purposes of this Agreement, Hartford shall be the designee of the Trust and Distributor for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Trust receives notice of orders by 9:30 a.m. (Eastern time) on the next following Business Day.
B.    For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Series' prospectus.
1.2    The Board of Trustees of the Trust (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Trust to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares.

1.3    The Trust and the Distributor agree that shares of the Trust or any of its Series will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Trust or any of its Series will be sold to the general public.
1.4    The Trust and the Distributor agree to redeem for cash, at Hartford's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption.
A.    For the purposes of this Agreement, Hartford shall be the designee of the Trust for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Distributor receives notice of the redemption request by 9:30 a.m. (Eastern time) on the next following Business Day.
1.5    Hartford agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.
A.    Hartford will place separate orders to purchase or redeem shares of each Series. Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.
B.    In the event of net purchases, Hartford will pay for shares before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares.
C.    In the event of net redemptions, the Trust shall pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Series shares is made.
1.6    Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to Hartford the CUSIP number assigned to each Series identified in Schedule B attached as may be amended from time to time.
1.7    The Distributor shall notify Hartford in advance of any dividends or capital gain distributions payable on the Series' shares, but by no later than same day notice by 6:30 p.m. Eastern time on the declaration date (by wire or telephone, followed by written confirmation). Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Trust shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    The Distributor shall provide the net asset value per share of each Series to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Trust shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. Information specified in this Section and Section 1.7 will be substantially in the form as set forth in attached Schedule D.
A.    If the Distributor provides materially incorrect share net asset value information through no fault of Hartford, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.
B.    The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC's recommended guidelines regarding these errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. The Trust shall indemnify and hold harmless

Hartford against any amount Hartford is legally required to pay annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners"), and which amount is due to the Trust's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. Hartford shall submit an invoice to the Trust or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Trust or its agents result in a gain to Hartford, Hartford shall immediately reimburse the Trust, the applicable Series or its agents for any material losses incurred by the Trust, the applicable Series or its agents as a result of the incorrect calculation. Should a material miscalculation by the Trust or its agents result in a gain Contract owners, Hartford will consult with the Trust or its designee as to what reasonable efforts shall be made to recover the money and repay the Trust, the applicable Series or its agents. Hartford shall then make such reasonable effort, at the expense of the Trust or its agents, to recover the money and repay the Trust, the applicable Series or its agents; but Hartford shall not be obligated to take legal action against Contract owners.
With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.
ARTICLE II. REPRESENTATIONS AND WARRANTIES
2.1    Hartford represents and warrants that:
A.The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.
B.The Contracts will be issued in material compliance with all applicable federal and state laws and regulations.
C.Hartford is duly organized and in good standing under applicable law.
D.Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with the 1940 Act, unless exempt from such registration.
2.2    The Trust and the Distributor represent and warrant that:
A.Series shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.
B.Series shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.
C.Series shares shall be sold in material compliance with all applicable federal and state securities laws and regulations.
D.The Trust is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.
E.The Trust shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the Series' shares.
2.3    The Trust and the Adviser represent and warrant that:

A.    The Trust is currently qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code"). The Trust and Adviser will make every effort to maintain such qualification and that both will notify Hartford immediately in writing upon having a reasonable basis for believing that the Trust has ceased to qualify or that the Trust might not qualify in the future.
B.    The Trust is duly organized and validly existing under the laws of the state of its organization.
C.    The Trust does and will comply in all material respects with the 1940 Act.
D.    The Trust has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Trust or its Series to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.
2.4    The Distributor represents and warrants that:
A.    It is and shall remain duly registered under all applicable federal and state laws and regulations and that it will perform its obligations for the Trust and Hartford in material compliance with all applicable state and federal laws and regulations.
ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY
STATEMENTS; VOTING
3.1    The Trust shall provide Hartford with as many printed copies of the current prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, as Hartford may reasonably request. If requested by Hartford in lieu of the foregoing printed documents, the Trust shall provide such documents in the form of camera-ready film, computer diskettes or typeset electronic document files, all as Hartford may reasonably request, and such other assistance as is reasonably necessary in order for Hartford to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series, and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund companies' and/or such documents for the Contracts. Expenses associated with providing, printing and distributing such documents shall be allocated in accordance with Schedule C attached to this Agreement.
3.2    The Trust will provide Hartford with copies of its proxy solicitations applicable to the Series. Hartford will, to the extent required by law, (a) distribute proxy materials applicable to the Series to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Series shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.
A.To the extent permitted by applicable law, Hartford reserves the right to vote Series shares held in any Separate Account in its own right.
B.Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.
3.3    The Trust will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.
ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1     Hartford shall furnish, or shall cause to be furnished, to the Trust prior to use, each piece of sales literature or advertising prepared by Hartford in which the Trust, the Adviser or the Distributor is described. No sales literature or advertising will be used if the Trust, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days following receipt by the Trust.
4.2    Hartford will not, without the permission of the Trust, make any representations or statements on behalf of the Trust or concerning the Trust in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or Series prospectus(es), (b) Series' annual and semi annual reports to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Trust.
4.3    The Trust shall furnish, or shall cause to be furnished, to Hartford prior to use, each piece of sales literature or advertising prepared by the Trust in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within ten (10) Business Days following receipt by Hartford.
4.4    Neither the Trust nor the Distributor nor the Adviser will, without the permission of Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.
4.5. The Trust will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Series or its shares.
4.6    Hartford will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.
ARTICLE V. DIVERSIFICATION
5.1    The Trust and the Adviser represent and warrant that, at all times, each Series will comply with Section 817 of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Series ceases to so qualify, the Trust will notify Hartford immediately of such event and the Adviser will take all steps necessary to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.
ARTICLE VI. POTENTIAL CONFLICTS
6.1    The Board will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Series. The Board shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.

6.2    Hartford will report any potential or existing material irreconcilable conflict of which it is aware to the Board. This includes, but is not limited to, an obligation by Hartford to inform the Board whenever Contract owner voting instructions are disregarded.
6.3    If it is determined by a majority of the Board, or a majority of its independent Trustees, that a material irreconcilable conflict exists due to issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.
6.4    Hartford, at the request of the Adviser will, at least annually, submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Securities and Exchange Commission upon request.
ARTICLE VII. INDEMNIFICATION
7.1    Indemnification by Hartford
A.    Hartford agrees to indemnify and hold harmless the Distributor, the Adviser, the Trust and each of their directors, Trustees or (if applicable), officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:
1.Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by Hartford applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or
2.Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the registration statement, prospectus, statement of additional information or sales literature of the Trust applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, "Trust Documents" for purposes of this Article VII)) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or

3.Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of Hartford; or
4.    Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or
5.    Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford.
A.Hartford shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust, the Distributor or the Adviser, whichever is applicable.
B.Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
C.The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Trust.
7.2    Indemnification by the Distributor
A.    The Distributor agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Trust Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance uponand was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Distributor or the Trust; or

4.    Arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

B.    The Distributor shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly notify the Distributor of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.3    Indemnification by the Adviser
A.    The Adviser agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:
1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Trust Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Adviser or the Trust; or

4.    Arise out of or result from any failure by the Adviser to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

6.    The Adviser shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

B.    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

C.    The Indemnified Parties shall promptly notify the Adviser of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.4    Indemnification by the Trust
A.    The Trust agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Trust Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Trust; or

4.    Arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement: or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

B.    The Trust shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable,

C.    The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust shall be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

C.    The Indemnified Parties shall promptly notify the Trust of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.5    Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.

7.6    With respect to any claim, the parties each shall give the others reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one and other in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene in the defense of the case.

7.7    If a party is defending a claim and indemnifying another party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within thirty (30) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.
Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party 4o either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Section 7.7 shall not apply.
7.8    The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.
ARTICLE VIII. APPLICABLE LAW
8.1    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.
8.2    This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.
ARTICLE IX. TERMINATION
9.1    This Agreement shall continue in full force and effect until the first to occur of:
A.    Termination by any party for any reason upon six-months advance written notice delivered to the other parties; or

B.    Termination by Hartford by written notice to the Trust, the Adviser or the Distributor with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Hartford; or

C.    Termination by Hartford upon written notice to the Trust with respect to any Series in the event that such Series ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision; or

D.    Termination by Hartford upon written notice to the Trust and the Distributor with respect to any Series in the event that such Trust fails to meet the diversification requirements specified in Section 5.1 of this Agreement; or

E.    Termination upon mutual written agreement of the parties to this Agreement.
9.2    Effect of Termination.

A.    Notwithstanding any termination of this Agreement, the Trust shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Series, redeem investments in the Series and invest in the Series through additional purchase payments.

B.    Hartford agrees not to redeem Series shares attributable to the Contracts except 0) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Trust the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

C.    In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.

ARTICLE X. NOTICES
10.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Trust:

Gartmore Variable Insurance Trust
1200 River Road
Conshohocken, Pennsylvania 19428
Attn: Chief Legal Counsel

If to the Distributor:

Gartmore Distribution Services, Inc.
1200 River Road
Conshohocken, Pennsylvania 19428
Attn: Chief Legal Counsel

If to the Adviser:
Gartmore Global Asset Management Trust
1200 River Road
Conshohocken, Pennsylvania 19428
Attn: Chief Legal Counsel

If to Hartford:                    With a copy to:

Hartford Life Insurance Company        Hartford Life Insurance Company
200 Hopmeadow Street            200 Hopmeadow Street
Simsbury, CT 06070                Simsbury, Ct 06070
Attn: Thomas M Marra, President        Attn: Christine H. Repasy, General Counsel

ARTICLE XI. MISCELLANEOUS
11.1     Subject to the requirements of legal process and regulatory authority, each party will treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other parties and, except as permitted by this Agreement or as required by any governmental agency, regulator or other authority, shall not without the express written consent of the affected party disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain. Each party further agrees to use and disclose Personal Information, as defined herein, only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). For purposes of this Agreement, "Personal Information" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsource services to a third-party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them
11.2     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.3.     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
11.4     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
11.5     Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
11.6     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.7     This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

[The rest of this page has intentionally been left blank.]

11.8 The waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY
On its behalf and each Separate Account named in
Schedule A, as may b am ded from time to time

By: [illegible]
Its:

GARTMORE VARIABLE INSURANCE TRUST

By: [illegible]
Its:

GARTMORE DISTRIBUTION SERVICES, INC.

By: [illegible]
Its:

GARTMORE GLOBAL ASSET MANAGEMENT TRUST

By: [illegible]
Its:

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account and Date Established
First Fortis Life Insurance Company - Separate Account A
Fortis Benefits Insurance Company - Variable Account D

SCHEDULE B
PARTICIPATING SERIES
Gartmore GVIT Developing Markets Fund - Class II

SCHEDULE C
Allocation of Expenses

Paid by Hartford	Paid by the Trust
Preparing and filing the Separate Account's registration statement	Preparing and filing the Trust's registration statement
Text composition for Separate Account prospectus and supplements	Text composition for Series prospectuses and supplements
Text alterations of Separate Account prospectus and supplements	Text alterations of Series prospectuses and supplements
Printing Separate Account prospectuses and supplements for use with prospective Contract owners; Printing Series prospectuses and supplements for use with prospective Contract owner
Printing Series prospectus and supplements for use with existing Contract owners; or if requested by Hartford, providing camera-ready film, computer diskettes or typeset electronic document files of such documents and printing such documents for use with existing Contract owners (1)

Text composition and printing of Separate Account statement of additional information	Text composition and printing of Trust statement of additional information (1)
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;
Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;
Mailing and distributing Series prospectuses and supplements to prospective Contract owners

Mailing and distributing Series prospectuses, supplements and statement of additional information to existing Contract owners (1)
Printing, mailing and distributing Series and Separate Account supplements and other communications related to fund substitutions, fund closings, fund mergers and other similar fund transactions

Text composition of any annual and semi-annual reports of the Separate Account, printing, mailing, and distributing any annual and semi-annual reports of the Separate Account	Text composition of annual and semi-annual reports of the Series; printing, mailing, and distributing annual and semi-annual reports of the Series to existing Contract owners (1)
Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts

Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Series or the Trust

(1) Hartford may choose to print the Series' prospectus(es), statement of additional information, and its semi annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Trust's share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Series' documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts.

SCHEDULE D
Format for NAV and Dividend Information
Please provide the following information when sending the nightly NAV and Dividend Distribution Date Fax/Email:
Mutual Fund Company Name
Pricing Company Name
Fund Name (no abbreviations)
Fund Number
Ticker and/or Cusip Number
NAV
NAV Change from Prior Day
Prior Day NAV
Ordinary Dividend Distribution
Ordinary Dividend Distribution Change from Prior Day
Small Cap Gain Distribution
Small Cap Gain Distribution Change from Prior Day
Large Cap Gain Distribution
Large Cap Gain Distribution Change from Prior Day
Pricing Contact Name and Phone Number
Distribution Data Contact Name and Phone Number
Emergency after hours Name & Phone Number
S:lMS074991M WS1236. 00C

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT made as of the 1st day of May, 1997, by and between NEUBERGER&BERMAN ADVISERS MANAGEMENT TRUST ("TRUST"), a Delaware business trust, ADVISERS MANAGERS TRUST ("MANAGERS TRUST"), a New York common law trust, NEUBERGER&BERMAN MANAGEMENT INCORPORATED ("N&B MANAGEMENT"), a New York corporation, and FORTIS BENEFITS INSURANCE COMPANY ("LIFE COMPANY"), a life insurance company organized under the laws of the State of Minnesota.
WHEREAS, TRUST and MANAGERS TRUST are registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended ("'40 Act") as open-end, diversified management investment companies; and
WHEREAS, TRUST is organized as a series fund comprised of several portfolios ("Portfolios"), the currently available of which are listed on Appendix A hereto; and
WHEREAS, MANAGERS TRUST is organized as a series fund, comprised of several portfolios ("Series"), the currently operational of which are listed on Appendix A hereto; and
WHEREAS, each Portfolio of TRUST will invest all of its net investable assets in a corresponding Series of MANAGERS TRUST; and
WHEREAS, TRUST was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts of such life insurance companies ("Participating Insurance Companies") and also offers its shares to certain qualified pension and retirement plans; and
WHEREAS, TRUST has received an order from the SEC, dated May 5, 1995 (File No. 812-9164), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the '40 Act,. and Rules 6e-2(b)(15) and 6e-3(T)(b) (15) thereunder, to the extent necessary to permit shares of the Portfolios of the TRUST to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Order"); and
WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts ("Separate Accounts") to offer Variable Contracts and is desirous of having TRUST as one of the underlying funding vehicles for such Variable Contracts; and
WHEREAS, N&B MANAGEMENT is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and as a broker-dealer under the Securities Exchange Act of 1934, as amended; and
WHEREAS, N&B MANAGEMENT is the administrator and distributor of the shares of each Portfolio of TRUST and investment manager of the corresponding Series of MANAGERS TRUST; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of TRUST to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to LIFE COMPANY at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, TRUST, MANAGERS TRUST and N&B MANAGEMENT agree as follows:
Article I. SALE OF TRUST SHARES
1.1     TRUST agrees to make available to the Separate Accounts of LIFE COMPANY shares of the selected Portfolios as listed in Appendix B for investment of proceeds from Variable Contracts allocated to the designated Separate Accounts, such shares to be offered as provided in TRUST's Prospectus.
1.2     TRUST agrees to sell to LIFE COMPANY those shares of the selected Portfolios of TRUST which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of TRUST. For purposes of this Section 1.2, LIFE COMPANY shall be the designee of TRUST for receipt of such orders fromF!LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that LIFE COMPANY uses its best efforts to notify TRUST of such order by 9:00 a.m. (and in any event that TRUST receives notice of such order by 9:30 a.m.) New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its net asset value pursuant to the rules of the SEC.
1.3     TRUST agrees to redeem for cash, on LIFE COMPANY's request, any full or fractional shares of TRUST held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the request for redemption. For purposes of this Section 1.3, LIFE COMPANY shall be the designee of TRUST for receipt of requests for redemption from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that LIFE COMPANY uses its best efforts to notify the TRUST of such request for redemption by 9:00 a.m. (and in any event that the TRUST receives notice of such request by 9:30 a.m.) New York time on the next following Business Day.
1.4     TRUST shall furnish, on or before the ex-dividend date, notice to LIFE COMPANY of any income dividends or capital gain distributions payable on the shares of any Portfolio of TRUST. LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. TRUST shall notify LIFE COMPANY of the number of shares so issued as payment of such dividends and distributions.
1.5     TRUST shall make the net asset value per share for the selected Portfolio(s) available to LIFE COMPANY on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time. If TRUST provides LIFE COMPANY with materially incorrect share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed__-to reflect the correct share net asset value. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.
1.6     At the end of each Business Day, LIFE COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. New York time) to determine the net dollar amount of TRUST shares which shall,be purchased or redeemq0 at that day's closing net asset value per4share. LIFE COMPANY &hall use its best efforts to transmit to the TRUST the net purchase or redemption orders so determined by LIFE COMPANY by 9:00 a.m. (and in any event no later than 9:30 a.m.) New York Time on the Business Day next following LIFE COMPANY's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.
1.7     If LIFE COMPANY'S order requests the purchase of TRUST shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account on the day the order is transmitted by LIFE COMPANY. If LIFE COMPANY's order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, TRUST shall wire the redemption proceeds to LIFE COMPANY by the next Business Day, unless doing so would require TRUST to dispose of portfolio securities or otherwise incur additional costs, but in such event, proceeds shall be wired to LIFE COMPANY within five days after the date that the order is transmitted by LIFE COMPANY, and TRUST shall notify the person designated in writing by LIFE COMPANY.as the recipient for such notice of such delay by 3:00 p.m. New York Time the same Business Day that LIFE COMPANY transmits the redemption order to TRUST. If LIFE COMPANY's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another fund administered or distributed by N&B MANAGEMENT, TRUST shall so apply such proceeds the same Business Day that LIFE COMPANY transmits such order to TRUST.
1.8     Notwithstanding Section 1.7, TRUST reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the '40 Act and any rules thereunder.
1.9     TRUST agrees that all shares of the Portfolios of TRUST will be sold only to Participating Insurance Companies which have agreed to participate in TRUST to fund their Separate Accounts and/or to certain qualified pension and other retirement plans, all in accordance with the requirements of Section. 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the Portfolios of TRUST will not be sold directly to the general public.
1.10     TRUST may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of TRUST, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of such Portfolios.
Article II. PRESENTATIONS AND WAPANTIES
2.1     LIFE COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of Minnesota and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that Fortis Investors, Inc., the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934.
2.2     LIFE COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the '40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.
2.3     LIFE COMPANY represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the " '33 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and will use its best efforts to ensure that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements.
2.4     LIFE COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify TRUST immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.
2.5     LIFE COMPANY will use its best efforts to ensure that prospectuses, statements of additional information, proxy .statements and periodic reports of the Trust are delivered as federal required to be delivered under applicable or state law and interpretations of federal and state securities regulators thereunder in connection with the offer, sale or acquisition of the Variable Contracts.
2.6     TRUST represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the '33 Act and sold in accordance with all applicable federal and state laws, and TRUST shall be registered under the '40 Act prior to and at the time of any issuance or sale of such shares. TRUST shall amend its registration statement under the '33 Act and the '40 Act from time to time as require in order to effect the continuous offerir4 of its shares. TRUST '6-hall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by TRUST.
2.7     TRUST represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.
2.8     TRUST represents and warrants that each Portfolio invested in by the Separate Account is currently qualified as a "regulated investment company" under Subchapter M of the Code, that it will make every effort to maintain such qualification and will notify LIFE COMPANY immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

Article III. PROSPECTUS AND PROXY STATEMENTS
3.1     TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials),_ prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.
3.2     TRUST will bear the printing costs (or duplicating costs with respect to the statement of additional information) and mailing costs associated with the delivery of the following TRUST (or individual Portfolio) documents, and any supplements thereto, to existing Variable Contract owners of LIFE COMPANY:

(i)	prospectuses and statements of additional information;

(ii)	annual and semi-annual reports; and

(iii)	proxy materials
LIFE COMPANY will submit any bills for printing, duplicating and/or mailing costs, relating to the TRUST documents described above, to TRUST for reimbursement by TRUST. LIFE COMPANY shall monitor such costs and shall use its best efforts to control these costs. LIFE COMPANY will provide TRUST on a semi-annual basis, or more frequently as reasonably requested by TRUST, with a current tabulation of the number of existing Variable Contract owners of LIFE COMPANY whose Variable Contract values are invested in TRUST. This tabulation will be sent to TRUST in the form of a letter signed by a duly authorized officer of LIFE COMPANY attesting to the accuracy of the information contained in the letter. If requested by LIFE COMPANY, the TRUST shall provide such documentation (including a final copy of the TRUST's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for LIFE COMPANY to print together in one ,document the current prospectus for the Variable Contracts issued by LIFE COMPANY and the current prospectus for the TRUST. Should LIFE COMPANY wish to print any of these documents in a format different from that provided by TRUST, LIFE COMPANY shall provide Trust with sixty (60) days' prior written notice and LIFE COMPANY shall bear the cost associated with any format change.
3.3    TRUST will provide, at its expense, LIFE COMPANY with the following TRUST (or individual Portfolio) documents, and any supplements thereto, with respect to prospective Variable Contract owners of LIFE COMPANY:

(i)	camera-ready copy of the current prospectus for printing by LIFE COMPANY;

(ii)	a copy of the statement of additional information suitable for duplication;

(iii)	camera-ready copy of proxy material suitable for printing; and

(iv)	camera-ready copy of the annual and semi-annual reports for printing by LIFE COMPANY.
3.4 TRUST shall compensate LIFE COMPANY for reasonable out-of-pocket costs incurred by LIFE COMPANY in the solicitation of voting instructions from Variable Contract owners associated with any TRUST proxy solicitation for shareholder meetings.
3.5     TRUST will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. LIFE COMPANY will provide TRUST with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority, or

3.6    N&B MANAGEMENT, at its expense, will-provide LIFE COMPANY with a reasonable supply of TRUST prospectuses to be used in connection with the solicitation of prospective Variable Contract owners by LIFE COMPANY, it being understood that reasonable allocations will be made in cases where such TRUST prospectus is printed on a combined basis with the prospectus for the Variable Contracts.
Article IV. SALES MATERIALS

4.1 LIFE COMPANY will furnish, or will cause to be furnished, to TRUST and N&B MANAGEMENT, each piece of sales literature or other promotional material in which TRUST, MANAGERS TRUST or N&B MANAGEMENT is named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if TRUST, MANAGERS TRUST or N&B MANAGEMENT objects to its use in writing within ten (10) Business Days after receipt of such material.
4.2 TRUST and N&B MANAGEMENT will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY or its Separate Accounts are named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if LIFE COMPANY objects to its use in writing within ten (10) Business Days after receipt of such material.
4.3     TRUST and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.
4.4     LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST other than the information or representations contained in a registration statement or prospectus for TRUST, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by TRUST or its designee, except with the written permission of TRUST.
4.5     For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import including, without limitation advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the '40 Act or the '33 Act.
Article V. POTENTIAL CONFLICTS
5.1 The Board of Trustees of TRUST and MANAGERS TRUST (the "Boards") will monitor TRUST and MANAGERS TRUST, respectively, (collectively the "Funds"), for the existence of any. material irreconcilable conflict between the interests of the Variable Contract owners of Participating Insurance Company Separate Accounts investing in the Funds. A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Funds are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard voting instructions of Variable Contract owners.
5.2     LIFE COMPANY will report any potential or existing conflicts to the Boards. LIFE COMPANY will be responsible for assisting each appropriate Board in carrying out its responsibilities under the Conditions set forth in the notice issued by the SEC for the Funds on April 12, 1995 (the "Notice") (Investment Company Act Release No. 21003), which LIFE COMPANY has reviewed, by providing each appropriate Board with all information reasonably necessary for it to consider any issues raised. This responsibility includes, but is not limited to, an obligation by LIFE COMPANY to inform each appropriate Board whenever Variable Contract owner voting instructions are disregarded by LIFE COMPANY. These responsibilities will be carried out with a view only to the interests of the Variable Contract owners.
5.3     If a majority of the Board of a Fund or a majority of its disinterested trustees or directors, determines that a material irreconcilable conflict exists, affecting LIFE COMPANY, LIFE COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of disinterested trustees or directors), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Funds or any series thereof and reinvesting those assets in a different investment medium, which may include another series of TRUST or MANAGERS TRUST, or another investment company or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., Variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict, arises because of LIFE COMPANY's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of the relevant Fund, to withdraw its Separate Account's investment in such Fund, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.
For the purposes of this Section 5.3, a majority of the disinterested members of the applicable Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the relevant Fund or N&B MANAGEMENT (or any other investment adviser of the Funds) be required to establish a new funding medium for any Variable Contract. Further, LIFE COMPANY shall not be required by this Section 5.3 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially affected by the irreconcilable material conflict.
5.4     Any Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.
5.5     No less than annually, LIFE COMPANY shall submit to the Boards such reports, materials or data as such Boards may reasonably request so that the Boards may fully carry out the obligations imposed upon them by these Conditions. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the applicable Boards.
Article VI. VOTING
6.1 LIFE COMPANY will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the '40 Act as requiring pass-through voting privileges for Variable

Contract owners. This condition will apply to UIT-Separate Accounts investing in TRUST and to managed separate accounts investing in MANAGERS TRUST to the extent a vote is required with respect to matters relating to MANAGERS TRUST. Accordingly, LIFE COMPANY, where applicable, will vote shares of a Fund held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. LIFE COMPANY will be responsible for assuring that each of its Separate Accounts that participates in any Fund calculates Voting privileges in a manner consistent with other participants as defined in the Conditions set forth in the Notice ("Participants"). The obligation to calculate voting privileges in a manner consistent with all other Separate Accounts investing in a Fund will be a contractual obligation of .all Participants under the agreements governing participation in the Funds. Each Participant will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as its votes those shares for which it has received voting instructions.
6.2     If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the '40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then TRUST, MANAGERS TRUST and/or the Participants, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.
Article VII. INDEMNIFICATION
7.1     Indemnification by LIFE, COMPANY. LIFE-COMPANY agrees-to-indemnify and hold harmless TRUST, MANAGERS TRUST, N&B MANAGEMENT and each of their Trustees, directors, officers, employees and agents and each person, if any, who controls TRUST or MANAGERS TRUST or N&B MANAGEMENT within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) of settlements are related to the offer, sale or acquisition of TRUST's shares or the Variable Contracts and:

(a)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY by or on behalf of TRUST for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

(b)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of TRUST not supplied by LIFE COMPANY, or persons under its control) or wrongful conduct of LIFE COMPANY or persons under its control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

(c)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of TRUST, or any amendment thereof, or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to TRUST by or on behalf of LIFE COMPANY; or

(d)	arise as a result of any failure by LIFE COMPANY to substantially provide the services and furnish the materials under the terms of this Agreement; or

(e)
arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

7.2     LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to TRUST, whichever is applicable.
7.3     LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.4     Indemnification by N&B MANAGEMENT. N&B MANAGEMENT agrees to indemnify and hold harmless LIFE COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for the purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of N&B MANAGEMENT which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the offer, sale or acquisition of TRUST's shares or the Variable Contracts and:

(a)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of TRUST (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity .with information furnished to N&B MANAGEMENT or TRUST by or on behalf of LIFE COMPANY for use in the registration statement or prospectus for TRUST or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

(b)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by N&B MANAGEMENT or persons under its control) or wrongful conduct of TRUST or N&B MANAGEMENT or persons under their control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

(c)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY for inclusion therein by or on behalf of TRUST; or

(d)
arise as a result of (i) a failure by TRUST to substantially provide the services and furnish the materials under the terms of this Agreement; (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by N&B MANAGEMENT in this Agreement or arise out of or result from any other material breach of this Agreement by N&B MANAGEMENT.
7.5     N&B MANAGEMENT shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified .Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to LIFE COMPANY.
7.6     N&B MANAGEMENT shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless-such .-Indemnified Party shall have notified N&B MANAGEMENT in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify N&B MANAGEMENT of any such claim shall.not relieve N&B MANAGEMENT from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, N&B MANAGEMENT shall be entitled to participate at its own expense in the defense thereof. N&B MANAGEMENT also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from N&B MANAGEMENT to such party of N&B MANAGEMENT's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and N&B MANAGEMENT will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs. of investigation.
Article VIII. TERM; TERMINATION
8.1.     This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.
8.2     This Agreement shall terminate in accordance with the following provisions:

(a)	At the option of LIFE COMPANY or TRUST at any time from the date hereof upon 180 days' notice, unless a shorter time is agreed to by the parties;

(b)
At the option of LIFE COMPANY, if TRUST shares are not reasonably available to meet the requirements of the Variable Contracts as determined by LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY, said termination to be effective ten days after receipt of notice unless TRUST makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

(c)
At the option of LIFE COMPANY, upon the institution of formal proceedings against TRUST by the SEC, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY's reasonable judgment, materially impair TRUST's ability to meet and perform Trust's obligations and duties hereunder or to have a material adverse consequence to LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;

(d)
At the option of TRUST, upon the institution of formal proceedings against LIFE COMPANY by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST's reasonable judgment, materially impair LIFE COMPANY's ability to meet and perform its obligations and duties hereunder or to have a material adverse consequence to the TRUST. Prompt notice of election to terminate shall be furnished by TRUST with said termination to be effective upon receipt of notice;

(e)
In the event TRUST's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by LIFE COMPANY. Termination shall be effective upon such occurrence without notice;

(f)
At the option of TRUST if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if TRUST reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by LIFE COMPANY;

(g)
At the option of LIFE COMPANY, upon TRUST's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within ten days after written notice of such breach is delivered to TRUST;

(h)
At the option of TRUST, upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of TRUST within ten days after written notice of such breach is delivered to LIFE COMPANY;

(i)
At the option of TRUST, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state Termination shall be effective immediately upon such occurrence without notice;

(j)
In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, TRUST, MANAGERS TRUST and N&B MANAGEMENT, termination shall.be effective immediately upon such occurrence without notice.

(k)	At the option of LIFE COMPANY if the TRUST recurrently ceases to qualify as a RIC under Subchapter M of the code or under successor similar provisions.

(l)	At the option of LIFE COMPANY if the TRUST recurrently fails to comply with Section 817(h) of the Code or with successor or similar provisions.

(m)	At the option of LIFE COMPANY if LIFE COMPANY reasonably believes that the result of a vote submitted to shareholders of the TRUST would materially increase the risks incurred by LIFE COMPANY.
8.3     If this Agreement is terminated as to any Portfolio by the TRUST pursuant to Section 8.2(a), N&B Management will reimburse LIFE COMPANY for its reasonable costs and expenses in substituting shares of another investment portfolio for the affected Portfolio, or otherwise terminating the participation of the Variable Contracts in such Portfolio. Such costs may include expenditures for (1) outside counsel fees related to obtaining an exemption order from the SEC and (2) drafting, printing, and mailing costs of the necessary notification forms to be mailed to affected contractholders.
8.4     Notwithstanding any termination of this Agreement pursuant to Section 8.2 hereof, TRUST at its option may elect to continue to make available additional TRUST shares, as provided below, for so long as TRUST desires pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if TRUST so elects to make additional TRUST shares available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in TRUST, redeem investments in TRUST and/or invest in TRUST upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 8.2 hereof, TRUST and N&B MANAGEMENT, as promptly as is practicable under the circumstances, shall notify LLFE COMP-ANY-whether TRUST elects to continue., to make. TRUST shares available after such termination. If TRUST shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either TRUST or LIFE COMPANY may terminate the Agreement, as so continued pursuant to this Section 8.4, upon sixty (60) days prior written notice to the other party.
8.5     Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, LIFE COMPANY shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to LIFE COMPANY's assets held in the Separate Accounts) and LIFE COMPANY shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts, until thirty (30) days after LIFE COMPANY shall have notified TRUST of its intention to do so.
Article IX. NOTICES
Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to TRUST, MANAGERS TRUST or N&B MANAGEMENT:
Neuberger&Berman Management Incorporated
605 Third Avenue
New York, NY 10158-0006
Attention: Ellen Metzger, General Counsel
If to LIFE COMPANY:
Fortis Benefits Insurance Company
500 Bielenberg Drive
Woodbury, MN 55125
Attention: General Counsel

Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

Article X. MISCELLANEOUS
10.1     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
10.2     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
10.3    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
10.4     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the of. the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.
10.5     The parties agree that the assets and liabilities of each Series are separate and distinct from the assets and liabilities of each other Series. No Series shall be liable or shall be charged for any debt, obligation or liability of any other Series. No Trustee, officer or agent shall be personally liable for such debt, obligation or liability of any Series or Portfolio and no Portfolio or other investor, other than the Portfolio or other investors investing in the Series which, incurs a debt, obligation or liability, shall be liable therefor.
10.6     Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
10.7     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
10.8     No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST, MANAGERS TRUST, N&B MANAGEMENT and LIFE COMPANY.
10.9     N&B MANAGEMENT or the TRUST shall immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the TRUST's registration statement under the 1933 ACT or the TRUST's Prospectus; (ii) the initiation of any proceeding by the SEC to compel the amendment tothe TRUST's registration statement; or (iii) any circumstance of which the TRUST becomes aware under which the TRUST's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. N&B MANAGEMENT and the TRUST will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof as soon as reasonably practicable.
10.10 LIFE COMPANY shall immediately notify the TRUST of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to any Variable Contract's registration statement under the 1933 ACT or any Variable Contract's Prospectus; (ii) the initiation of any proceeding by the SEC to compel the amendment of any Variable Contract's registration statement; or (iii) any circumstance of which LIFE COMPANY becomes aware under which any Variable Contract is not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. LIFE COMPANY will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof as soon as reasonably practicable.
IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.
NEUBERGER&BERMAN
ADVISERS MANAGEMENT TRUST

By: /s/ Stanley [illegible]
Name: Stanley [illegible]
Its:

ADVISERS MANAGERS TRUST

By: /s/ Stanley [illegible]
Name: Stanley [illegible]
Its:

NEUBERGER&BERMAN
MANAGEMENT INCORPORATED
By: /s/ Michael J. Weiner
Name: Michael J. Weiner
Its:
FORTIS BENEFITS INSURANCE. COMPANY

By: /s/ Jon Nicholson
Name: Jon Nicholson
Title: Senior Vice President

Appendix A
Neuberger&Berman Advisers                Corresponding Series of
Management Trust and its Series (Portfolios)        Advisers Managers Trust (Series)
Balanced Portfolio                    AMT Balanced Investments

Government Income Portfolio             AMT Government Income Investments

Growth Portfolio                    AMT Growth Investments

Limited Maturity Bond Portfolio             AMT Limited Maturity Bond Investments

Liquid Asset Portfolio                    AMT Liquid Asset Investments

Partners Portfolio                     AMT Partners Investments

International Portfolio                    AMT International Investments

Appendix B
Separate Accounts                    Selected Portfolios
Separate Account D                    Limited Maturity Bond Portfolio
Partners Portfolio

ADDENDUM TO FUND PARTICIPATION AGREEMENT
This ADDENDUM dated as of May 1, 2000 amends the Fund Participation Agreement among Fortis Benefits Insurance Company ("Company"), Neuberger Berman Advisers Management Trust ("Trust"), Advisers Managers Trust ("Managers Trust"), and Neuberger Berman Management Inc. ("NBMI").
WHEREAS, the Company, Trust, Managers Trust, and NBMI are parties to a Fund Participation Agreement ("Agreement") pursuant to which separate accounts of the Company invest proceeds from variable annuity and/or variable life insurance policies in the one or more portfolios of the Trust ("Portfolios"); and
WHEREAS, the Trust, through the Portfolios, currently invests all of its net investable assets in corresponding series of Managers Trust in a "master-feeder" structure; and
WHEREAS, the Boards of Trustees of the Trust and Managers Trust have approved a transaction to eliminate the current master-feeder structure in which Trust will receive the portfolio securities held by Managers Trust in redemption of the interests of Managers Trust held by the Trust (this transaction is referred to as the "In-Kind Redemption"); and
WHEREAS, the In-Kind Redemption is currently scheduled to be effected on or about May 1, 2000 (the date on which the In-Kind Redemption is effected is referred to as the "Effective Date"); an

WHEREAS, upon completion of the In-Kind Redemption, the Trust will hold and invest directly in its own portfolio of securities and Managers Trust will cease investment operations and be dissolved; and
WHEREAS, the parties wish to amend the Agreement to reflect the In-Kind Redemption and the elimination of the master-feeder structure.
NOW THEREFORE, effective on the Effective Date, the Trust assumes all of the rights, obligations, and liabilities of Managers Trust under the Agreement.
The undersigned hereby consents to the assignment described in the preceding paragraph.
FORTIS BENEFITS INSURANCE            ADVISERS MANAGERS TRUST
COMPANY

By: /s/ David A. Peterson                By: /s/ Dan Sullivan
Name:    David A. Peterson                Name: Dan Sullivan
Its: Vice President                    Its: Vice President

NEUBERGER BERMAN ADVISERS        NEUBERGER BERMAN
MANAGEMENT TRUST                MANAGEMENT, INC.

By: /s/ Dan Sullivan                    By: /s/ Dan Sullivan
Name:    Dan Sullivan                    Name: Dan Sullivan
Its: Vice President                    Its: Senior Vice President

NEUBERGER BERMAN ADVISERS         NEUBERGER BERMAN
MANAGEMENT TRUST                MANAGEMENT, INC.

MANAGEMENT TRUST

By:
Name:
Title:

NEUBERGER BERMAN MANAGEMENT INC.

By:
Name:
Title:

PARTICIPATION AGREEMENT
AMONG
MFS VARIABLE INSURANCE TRUST,
FORTIS BENEFITS INSURANCE COMPANY
AND
MASSACHUSETTS FINANCIAL SERVICES COMPANY
THIS AGREEMENT, made and entered into this 18 day of January 1996, by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the "Trust"), FORTIS BENEFITS INSURANCE COMPANY, a Minnesota corporation (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the "Accounts"), and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation ("MFS").
WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered or will be registered under the Securities Act of 1933, as amended (the "1933 Act");
WHEREAS, shares of beneficial interest of the Trust are divided into several series of shares, each representing the interests in a particular managed pool of securities and other assets;
WHEREAS, the series of shares of the Trust offered by the Trust to the Company and the Accounts are set forth on Schedule A attached hereto (each, a "Portfolio," and, collectively, the "Portfolios");
WHEREAS, MFS is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and is the Trust's investment adviser;
WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individually, the "Policy" or, collectively, the "Policies") which, if required by applicable law, will be registered under the 1933 Act;
WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or variable life insurance contracts that are allocated to the Accounts (the Policies and the Accounts covered by this Agreement, and each corresponding Portfolio covered by this Agreement in which the Accounts invest, is specified in Schedule A attached hereto as may be modified from time to time);
WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);
WHEREAS, MFS Fund Distributors, Inc. (the "Underwriter") is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");
WHEREAS, Fortis Investors, Inc. the underwriter for the individual variable annuity and the variable life policies, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of the NASD; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios specified in Schedule A attached hereto (the "Shares") on behalf of the Accounts to fund the Policies, and the Trust intends to sell such Shares to the Accounts at net asset value;
NOW, THEREFORE, in consideration of their mutual promises, the Trust, MFS, and the Company agree as follows:

ARTICLE I. SALE OF TRUST SHARES
1.1.    The Trust agrees to sell to the Company those Shares which the Accounts order (based on orders placed by Policy holders on that Business Day, as defined below) and which are available for purchase by such Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the Shares. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from Policy owners and receipt by such designee shall constitute receipt by the Trust; provided that the Company shall use its best efforts to transmit such orders to the Trust by 10:00 a.m. New York time and that the Trust receives notice of such orders by not later than 10:30 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.
1.2.    The Trust agrees to make the Shares available indefinitely for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC and the Trust shall calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to sell any Shares to the Company and the Accounts, or suspend or terminate the offering of the Shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interest of the Shareholders of such Portfolio.
1.3.    The Trust and MFS agree that the Shares will be sold only to insurance companies which have entered into participation agreements with the Trust and MFS (the "Participating Insurance Companies") and their separate accounts, qualified pension and retirement plans and MFS or its affiliates. The Trust and MFS will not sell Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles III and VII of this Agreement is in effect to govern such sales. The Company will not resell the Shares except to the Trust or its agents.
1.4.    The Trust agrees to redeem for cash, on the Company's request, any full or fractional Shares held by the Accounts (based on orders placed by Policy holders on that Business Day), executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Trust for receipt of requests for redemption from Policy owners and receipt by such designee shall constitute receipt by the_Trust; provided that the Company shall use its best efforts to transmit such orders to the Trust by 10:00 a.m. New York time and that the Trust receives notice of such request for redemption not later than 10:30 a.m. New York time on the next following Business Day.
1.5.    Each purchase, redemption and exchange order placed by the Company shall be netted with respect to each Portfolio. Promptly after the end of each month, the Company shall submit to MFS a report showing, for each Portfolio, all purchase, redemption and exchange activity broken out separately placed by the Company during the immediately preceding month. With respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios in accordance with Section 1.6 hereof.
1.6.    In the event of net purchases, the Company shall pay for the Shares by 2:00 p.m. New York time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.1. hereof (such next Business Day being the same Business Day that the Trust receives the order with respect to such Shares from the Company). In the event of net redemptions, the Trust shall pay the redemption proceeds by 2:00 p.m. New York time on the next Business Day after an order to redeem the shares is made in accordance with the provisions of Section 1.4. hereof (such next Business Day being the same Business Day that the Trust receives the order with respect to such Shares from the Company). All such payments shall be in federal funds transmitted by wire.
1.7.    Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. The Shares ordered from the Trust will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.
1.8.    The Trust shall furnish same day notice (by wire or telephone followed by written confirmation) to the Company of any dividends or capital gain distributions payable on the Shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.
1.9.    The Trust or its custodian shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. New York time. In the event that the Trust is unable to make such net asset value per share information available by 6:30 p.m. New York time, it shall provide additional time for the Company to place orders for the purchase and redemption of Shares. Such additional time shall be equal to the additional time which the Trust takes to make the net asset value available to the Company. If the Trust provides materially incorrect share net asset value information, the Trust shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company.
ARTICLE II. CERTAIN REPRESENTATIONS. WARRANTIES AND COVENANTS
2.1.    The Company represents and warrants that the Policies are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Policies will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under applicable law and has registered or, prior to any issuance or sale of the Policies, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Policies, and that it will maintain such registration for so long as any Policies are outstanding. The Company shall amend the registration statements under the 1933 Act for the Policies and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Policies or as may otherwise be required by applicable law. The Company shall register and qualify the Policies for sales accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.
2.2.    The Company represents and warrants that the Policies are currently and at the time of issuance will be treated as life insurance, endowment or annuity contract under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), that it will maintain such treatment and that it will notify the Trust or MFS immediately upon having a reasonable basis for believing that the Policies have ceased to be so treated or that they might not be so treated in the future.
2.3.    The Company represents and wan-ants that Fortis Investors, Inc., the underwriter for the individual variable annuity and the variable life policies, is a member in good standing of the NASD and is a registered broker-dealer with the SEC. The Company represents and warrants that the Company and Fortis Investors, Inc., will sell and distribute such policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.
2.4.    The Trust and MFS represent and warrant that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of The Commonwealth of Massachusetts and all applicable federal and state securities laws and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by the Trust.
2.5.    MFS represents and wan-ants that the Underwriter is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Trust and MFS represent that the Trust and the Underwriter will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.
2.6.    The Trust represents that it is lawfully organized and validly existing under the laws of The Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder.
2.7.    MFS represents and warrants that it is and shall remain duly registered under all applicable federal securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with any applicable federal securities laws and with the securities laws of The Commonwealth of Massachusetts. MFS represents and warrants that it is not subject to state securities laws other than the securities laws of The Commonwealth of Massachusetts and that it is exempt from registration as an investment adviser under the securities laws of The Commonwealth of Massachusetts.
2.8.    No less frequently than annually, the Company shall submit to the Board such reports, material or data as the Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the exemptive application pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding (the "Mixed and Shared Funding Exemptive Order").
ARTICLE III. PROSPECTUS, SHAREHOLDER INFORMATION AND PROXY STATEMENTS: VOTING
3.1.    At least annually, the Trust or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule A hereto) for the Shares as the Company may reasonably request for distribution to existing Policy owners whose Policies are funded by such Shares. The Trust or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Policies. If requested by the Company in lieu thereof, the Trust or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Policies and the prospectus for the Shares printed together in one document; the expenses of such printing to be apportioned between (a) the Company and (b) the Trust or its designee in proportion to the number of pages of the Policy and Shares' prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; the Trust or its designee to bear the cost of printing the Shares' prospectus portion of such document for distribution to owners of existing Policies funded by the Shares and the Company to bear the expenses of printing the portion of such document relating to the Accounts; provided, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Policies not funded by the Shares. In the event that the Company requests that the Trust or its designee provides the Trust's prospectus in a "camera ready" or diskette format, the Trust shall be responsible for providing the prospectus in the format in which it or MFS is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.
3.2.    The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Trust or its designee. The Trust or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Policy funded by the Shares. The Trust or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement or to an owner of a Policy not funded by the Shares.
3.3.    The Trust or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Trust's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Policy owners.
3.4.    Notwithstanding the provisions of Sections 3.1, 3.2, and 3.3 above, or of Article V below, the Company shall pay the expense of printing or providing documents to the extent such cost is considered a distribution expense. Distribution expenses would include by way of illustration, but are not limited to, the printing of the Shares' prospectus or prospectuses for distribution to prospective purchasers or to owners of existing Policies not funded by such Shares.
3.5.    The Trust hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Policy is offered disclosure regarding the potential risks of mixed and shared funding.
3.6.    If and to the extent required by law, the Company shall:

(a)	solicit voting instructions from Policy owners;

(b)	vote the Shares in accordance with instructions received from Policy owners; and

(c)	vote the Shares for which no instructions have been received in the same proportion as the Shares of such Portfolio for which instructions have been received from Policy owners;
so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Policy owners. The Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding Exemptive Order. The Trust and MFS will notify the Company of any changes of interpretations or amendments to the Mixed and Shared Funding Exemptive Order.
ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1.    The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust, MFS, any other investment adviser to the Trust, or any affiliate of MFS are named, at least three (3) Business Days prior to its use. No such material shall be used if the Trust, MFS, or their respective designees reasonably objects to such use within three (3) Business Days after receipt of such material.
4.2.    The Company shall not give any information or make any representations or statement on behalf of the Trust, MFS, any other investment adviser to the Trust, or any affiliate of MFS or concerning the Trust or any other such entity in connection with the sale of the Policies other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust, MFS or their respective designees as required pursuant to Section 4.1, except with the permission of the Trust, MFS or their respective designees. The Trust, MFS or their respective designees each agrees to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust, MFS or any of their affiliates which is intended for use only by brokers or agents selling the Policies (i.e., information that is not intended for distribution to Policy holders or prospective Policy holders) is so used, and neither the Trust, MPS nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.
4.3.    The Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least three (3) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within three (3) Business Days after receipt of such material.
4.4.    The Trust and MFS shall not give, and agree that the Underwriter shall not give, any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Policies in connection with the sale of the Policies other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Policies, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports for the Accounts, or in sales literature or other promotional material approved by the Company or its designee as required pursuant to Section 4.3, except with the permission of the Company. The Company or its designee agrees to respond to any request for approval on a prompt and timely basis. The parties hereto agree that this Section 4.4. is neither intended to designate nor otherwise imply that MFS is an underwriter or distributor of the Policies.
4.5.    The Company and the Trust (or its designee in lieu of the Company or the Trust, as appropriate) will each provide to the other at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports and proxy statements and all amendments to any of the above, that relate to the Policies, or to the Trust or its Shares, promptly after the filing of any such document with the SEC or other regulatory authorities and, upon request, with sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Policies, or to the Trust or its Shares. The Company and the Trust shall also each promptly inform the other or the results of any examination by the SEC (or other regulatory authorities) that relates to the Policies, the Trust or its Shares, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any "deficiency letter" or other correspondence or written report regarding any such examination.
4.6.    The Trust and MFS will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Trust's registration statement, particularly any change resulting in change to the registration statement or prospectus or statement of additional information for any Account. The Trust and MFS will cooperate with the Company so as to enable the Company to solicit proxies from Policy owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. The Trust and MFS will make reasonable efforts to attempt to have changes affecting Policy prospectuses become effective simultaneously with the annual updates for such prospectuses.

4.7    For purposes of this Article IV and Article VIII, the phrase "sales literature or other promotional material" includes, but it not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media) and sales literature (such as brochures, circulars, reprints, or excerpts of any other advertisements, sales literature, or published articles) distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees.
ARTICLE V. FEES AND EXPENSES
5.1    The Trust shall pay no other fee or compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Trust, except that if the Trust or any Portfolio adopts or implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution and Shareholder servicing expenses, then, subject to obtaining any required exemptive orders or regulatory approvals, the Trust may make payments to the Company or to the underwriter for the Policies if and in amounts agreed to by the Trust in writing. Each party, however, shall, in accordance with the allocation of expenses specified in Articles III and V hereof, reimburse other parties for expense initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust and/or to the Accounts.
5.2.    The Trust or its designee shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of-the Trust's registration statement, and payment of filing fees and registration fees; preparation and filing of the Trust's proxy materials and reports to Shareholders; setting in type and printing its prospectus and statement of additional information (to the extent provided by and as determined in accordance with Article III above); setting in type and printing the proxy materials and reports to Shareholders (to the extent provided by and as determined in accordance with Article III above); the preparation of all statements and notices required of the Trust by any federal or state law with respect to its Shares; all taxes on the issuance or transfer of the Shares; and the costs of distributing the Trust's prospectuses, reports to shareholders and proxy materials to owners of Policies funded by the Shares and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. The Trust shall not bear any expenses of marketing the Policies.
5.3.    The Company shall bear the expenses of distributing the Shares' prospectus or prospectuses in connection with new sales of the Policies and of distributing the Trust's Shareholder reports and proxy materials to Policy owners. The Company shall bear all expenses associated with the registration, qualification, and filing of the Policies under applicable federal securities and state insurance laws; the cost of preparing, printing and distributing the Policy prospectus and statement of additional information; and the cost of preparing, printing and distributing annual individual account statements for Policy owners as required by state insurance laws.

ARTICLE VI. DIVERSIFICATION AND RELATED LIMITATIONS
6.1.    The Trust and MFS represent and wax-rant that they will use their best efforts to ensure that each Portfolio will meet the diversification requirements of Section 851 of the Code ("Section 851 Diversification Requirements") and Section 817(h)(1) of the Code and Treas. Reg. 1.817-5 relating to the diversification requirements for variable annuity, endowment, or life insurance contracts ("Section 817(h)(1) Diversification Requirements"), as they may be amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections) (collectively, "Diversification Requirements"). In the event that any Portfolio is not so diversified at the end of any applicable quarter, the Trust and MFS will make every effort to adequately diversify the Portfolio so as to achieve compliance within the grace periods afforded by Treas. Reg. 1.817-5 and Section 851(d) of the Code (the "Grace Periods"). In the event that any Portfolio is not so diversified at the end of any applicable Grace Period, the Trust or MFS will promptly notify the Company of such non-diversification, such notification to be provided in no event later than 20 days after the end of the applicable Grace Period.
6.2.    The Trust or MFS shall provide the Company with, at the sole option of the Trust or MFS, either (a) a report of independent auditors verifying compliance by each Portfolio with the Section 851 Diversification Requirements as of the end of the immediately preceding fiscal quarter and with the Section 817(h)(1) Diversification Requirements as of the end of the immediately preceding calendar quarter or as of the end of any applicable Grace Period (if the Grace Period is used to seek to achieve compliance), such report to be provided within 20 days after the end of the applicable quarter or any applicable Grace Period (if the Grace Period is used to seek to achieve compliance) or (b) a list of portfolio holdings of each Portfolio as of the end of the immediately preceding fiscal and calendar quarter or the end of any applicable Grace Period (if the Grace Period is used to seek to achieve compliance), such list to be provided within 20 days after the end of the applicable quarter or any applicable Grace Period (if the Grace Period is used to seek to achieve compliance).
6.3.    The Trust and MFS represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and that they will use their best efforts to ensure the maintenance of such qualification (under Subchapter M or any successor or similar provision) and that the Trust or is designee will notify the Company promptly upon having a reasonable basis for believing that any Portfolio has ceased to so qualify or that any Portfolio might not so qualify in the future.
ARTICLE VII. POTENTIAL MATERIAL CONFLICTS
7.1.    The Trust agrees that the Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of the Trust for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies ("contract owners") investing in the Trust. The Board shall have the sole authority to 'determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. The Board will give prompt notice of any such determination to the Company.
7.2.    The Company agrees that it will be responsible for assisting the Board in carrying out its responsibilities under the conditions set forth in the Trust's exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing the Board, as it may reasonably request, with all information necessary for the Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to the Board including, but not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregard. The Company also agrees that, if a material irreconcilable conflict arises, it will at is own cost remedy such conflict up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting to a vote of all affected contract owners whether to withdraw assets from the Trust or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Policies, unless a majority of Policy owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.
7.3.    A majority of the disinterested trustees of the Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the Trust each of the Accounts designated by the disinterested trustees and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.
7.4.    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shares funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.
ARTICLE VIII. INDEMNIFICATION
8.1.    Indemnification by the Company

The Company agrees to indemnify and hold harmless the Trust, MFS, any affiliates of MFS, and each of their respective directors/trustees, officers and each person, if any, who controls the Trust or MFS within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including reasonable counsel fees) to which an Indemnified Party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition: of the Shares or the Policies and:

(a)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Policies or contained in the Policies or sales literature or other promotional material for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the commission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of the Trust or MFS for use in the registration statement, prospectus or statement of additional information for the Policies or in the Policies or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

(b)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust not supplied by the Company or this designee, or persons under its control and on which the Company has reasonably relied) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

(c)
arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company; or

(d)
arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

(e)	arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement;
as limited by and in accordance with the provisions of this Article VIII.
8.2.    Indemnification by the Trust
The Trust agrees to indemnify and bold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties". for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

(a)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Trust, MFS, the Underwriter or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Trust or in sales literature or other promotional material for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

(b)
arise out of or as a result of statements or representations (other than statement or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material for the Policies not supplied by the Trust, MFS, the Underwriter or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

(c)
arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and qualification requirements specified in Article VI of this Agreement) or arise out of or result from any other material breach of this Agreement by the Trust; or

(d)	arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; or

(e)	arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of the Agreement;
as limited by and in accordance with the provisions of this Article VIII.
8.3.    In no event shall the Trust be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Participating Insurance Company or any Policy holder, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by the Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.
8.4.    Neither the Company nor the Trust shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, willful Misconduct, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
8.5.    Promptly after receipt by an Indemnified Party under this Section 8.5. of commencement of action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

8.6.    Each of the parties agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with the Agreement, the issuance or sale of the Policies, the operation of the Accounts, or the sale or acquisition of Shares.
8.7.    A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.
ARTICLE IX. APPLICABLE LAW
9.1.    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.
9.2.    This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant ("Applicable Federal Law"). To the extent any provision herein is inconsistent with Applicable Federal Law, Applicable Federal Law shall control.
ARTICLE X. NOTICE OF FORMAL PROCEEDINGS
The Trust, MFS, and the Company agree that each such party shall promptly notify the other parties to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by the NASD, the SEC, or any insurance department or any other regulatory body regarding such party's duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares.
ARTICLE XI. TERMINATION
11.1.    This Agreement shall terminate with respect to the Accounts, or one, some, or all Portfolios:

(a)	at the option of any party upon six (6) months' advance written notice to the other parties; or

(b)
at the option of the Company to the extent that the Shares of Portfolios are not reasonably available to meet the requirements of the Policies or are not "appropriate funding vehicles" for the Policies, as reasonably determined by the Company. Without limiting the generality of the foregoing, the Shares of a Portfolio would not be "appropriate funding vehicles" if, for example, such Shares did not meet the diversification or other requirements referred to in Article VI hereof; or if the Company would be permitted to disregard Policy owner voting instructions pursuant to Rule 6e-2 or 6e-3(T) under the 1940 Act. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to the Trust by the Company; or

(c)
at the option of the Trust or MFS upon institution of formal proceedings against the Company by the NASD, the SEC, or any insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares; or

(d)
at the option of the Company upon institution of formal proceedings against the Trust by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Trust's or MFS' duties under this Agreement or related to the sale of the Shares; or

(e)
at the option of the Company, the Trust or MFS upon receipt of any necessary regulatory approvals and/or the vote of the Policy owners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Portfolio Shares in accordance with the terms of the Policies for which those Portfolio Shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days' prior written notice to the Trust of the Date of any proposed vote or other action taken to replace the Shares; or

(f)
termination by either the Trust or MFS by written notice to the Company, if either one or both of the Trust or MFS respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)
termination by the Company by written notice to the Trust and MFS, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust or MFS has suffered a material adverse change in this business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)	at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

(i)	upon assignment of this Agreement, unless made with the written consent of the parties hereto.
11.2.    The notice shall specify the Portfolio or Portfolios, Policies and, if applicable, the Accounts as to which the Agreement is to be terminated.
11.3.    It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 11.1(a) may be exercised for cause or for no cause.
11.4.    Except as necessary to implement Policy owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem the Shares attributable to the Policies (as Opposed to the Shares attributable to the Company's assets held in the Accounts), and the Company shall not prevent Policy owners from allocating payments to a Portfolio that was otherwise available under the Policies, until thirty (30) days after the Company shall have notified the Trust of its intention to do so.
11.5.    Notwithstanding any termination of this Agreement, the Trust and MFS shall, at the option of the Company, continue to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Policies in effect on the effective date of termination of this Agreement (the "Existing Policies"), except as otherwise provided under Article VII of this Agreement. Specifically, without limitation, the owners of the Existing Policies shall be permitted to transfer or reallocate investment under the Policies, redeem investments in any Portfolio and/or invest in the Trust upon the making of additional purchase payments under the Existing Policies.
ARTICLE XII. NOTICES
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Trust:
MFS Variable Insurance Trust
500 Boylston Street
Boston, Massachusetts 02116
Attn: Stephen E. Cavan, Secretary
If to the Company:
Fortis Benefits Insurance Company
500 Bielenberg Drive Woodbury, MN 55125
Attn: General Counsel
If to MFS:
Massachusetts Financial Services Company
500 Boylston Street
Boston, Massachusetts 02116

Attn: Stephen E. Cavan, General Counsel
ARTICLE XIII. MISCELLANEOUS
13.1.    Subject to the requirement of legal process and regulatory authority; each party hereto shall treat as confidential the names and addresses of the owners of the Policies and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.
13.2.    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
13.3.    This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.
13.4.    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
13.5.    The Schedule attached hereto, as modified from time to time, is incorporated herein by reference and is part of this Agreement.
13.6.    Each party hereto shall cooperate with each other party in connection with inquiries by appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) relating to this Agreement or the transactions contemplated hereby.

13.7.    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
13.8.    A copy of the Trust's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. The Company further acknowledges that the assets and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the Trust has executed this instrument. The Company also agrees that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Portfolio for the obligations of another Portfolio.
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.
FORTIS BENEFITS INSURANCE COMPANY
By its authorized officer,
By:     [illegible]
Title:     Sr. Vice President

MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios
By its authorized officer and not individually,

By: /s/     A. Keith Brodkin
A. Keith Brodkin
Chairman

MASSACHUSETTS FINANCIALS SERVICES COMPANY,
By its authorized officer,

By: /s/     Arnold D. Scott
Arnold D. Scott
Senior Executive Vice President

As of January 18, 1996
SCHEDULE A
ACCOUNTS, POLICIES AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Director	Policies Funded By Separate Account	Portfolios Applicable to Policies
Separate Account D (est. 10/14/87)	Variable Annuity	Emerging Growth Series High Income Series World Governments Series

fortis
January 19, 1996
VIA FACSIMILE
James DesMarias
Senior Counsel
Massachusetts Financial Services Company
500 Boylston Street
Boston MA 02116
RE:    MFS Variable Insurance Trust (the "Trust")- Participation Agreement
Dear Mr. DesMarias:
The purposes of this letter is to confirm that irrespective of the terms in Section 3.1 of a Participation Agreement between Massachusetts Financial Services Company ("MFS") and Fortis Benefits Insurance Company ("Fortis") in connection with Fortis' investment in shares of the Trust, MFS or its affiliates will pay for the costs of printing of prospectuses, as hereafter limited, associated with the Trust which are used for the distribution to prospective purchasers of insurance policies issued by Fortis which have shares of the Trust available to them as an underlying investment media to the extent that such printing is a part of the production of the combined prospectus for offering of such policies to be dated on or about February 1, 1996 and a second combined prospectus to be dated on or about May 1, 1996. It is understood that the prospectus for the Trust and the prospectus for the policies offered by Fortis will be printed in combination with the prospectuses with other subaccounts available for funding the policies and that the cost will be reasonably allocated to MFS for such combined printing. It is further understood that the allocation to MFS shall not exceed $5,000 for each such printing and that the parties will subsequently negotiate similar payments, if any, to be made by MFS in future years.

Fortis Advisers. Inc. (fund management since 1949)
Fonis Investors. Inc. (principal underwriter; member SIPC)
Fortis Benefits Insurance Company & rime Insurance Company (issuers of FFG's insurance products)
Fortis Benefits insurance Company P.O. Box 64271 St. Paul. MN 55164 (612) 738-4000 (800) 800-2638

James Desmarias January 19, 1996 Page Two
Please confirm your understanding of this arrangement by having the enclosed duplicate copy of the letter signed where indicated below by an appropriate officer of MFS and return this duplicate copy to me.
Very truly yours,
David A. Peterson
VP - Assistant General Counsel
DAP:kmw
MASSACHUSETTS FINANCIAL SERVICES COMPANY
By: /s/ Arnold D. Scott
Name: Arnold D. Scott
Title: Sr. Executive Vice President

AMENDMENT TO PARTICIPATION AGREEMENT
Pursuant to the Participation Agreement, made and entered into as of the 18th day of January 1996, by and among MFS Variable Insurance Trust, Fortis Benefits Insurance Company and Massachusetts Financial Services Company, the parties do hereby agree to an amended Schedule A as attached hereto.
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on May 1, 1998.

FORTIS BENEFITS INSURANCE COMPANY,
By its authorized officer,

By:     [ILLEGIBLE]
Title:    Senior Vice Vice President

MFS VARIABLE INSURANCE TRUST,
on behalf of the Portfolios
By its authorized officer and not individually,

By: /s/ Stephen E. Cavan
Stephen E. Cavan
Secretary

MASSACHUSETTS FINANCIAL SERVICES
COMPANY,
By its authorized officer,

By: /s/ Jeffrey L. Shames
Jeffrey L. Shames
President

As of May 1, 1998
SCHEDULE A
ACCOUNTS, POLICIES AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Director	Policies Funded By Separate Account	Portfolios Applicable to Policies
Separate Account D (est. 10/14/87)	Variable Annuity	MFS Emerging Growth Series MFS High Income Series MFS World Governments Series
Norwest Passage Variable Annuity (_____________)	Variable Annuity	MFS Emerging Growth Series MFS High Income Series

PARTICIPATION AGREEMENT

AMONG

FORTIS BENEFITS INSURANCE COMPANY,

FORTIS INVESTORS, INC.,

SAFECO RESOURCE SERIES TRUST,

SAFECO SECURITIES, INC.,

AND

SAFECO ASSET MANAGEMENT COMPANY
DATED AS OF
NOVEMBER 30 , 1996

PAGE
SECTION 1 Additional Funds                                    2

SECTION 2 Processing Transactions

2.1    Timely Pricing and Orders                            2
2.2    Timely Payments                                3
2.3    Redemption in Kind                                3
2.4    Applicable Price                                3

SECTION 3 Costs and Expenses                                    4

3.1    General                                    4
3.2    Registration                                    4
3.3    Other (Non-Sales-Related)                            5
3.4    Sales-Related                                    6
3.5    Parties to Cooperate                                6

SECTION 4 Legal Compliance                                    6

4.1    Tax Laws                                    6
4.2    Insurance and Certain Other Laws                        8
4.3    Securities Laws                                9
4.4    Notice of Certain Proceedings and Other Circumstances            11
4.5    Fortis Benefits to Provide Documents                    12
4.6    Adviser to Approve Fund Sales Literature                    12
4.7    Fund to Provide Documents                            12
4.8    Fortis Benefits to Provide Bonding                        13
4.9    Fund and/or Adviser to Provide Bonding                    13

SECTION 5 Mixed and Shared Funding                                14

5.1    General                                    14
5.2    Disinterested Trustees                                14
5.3    Monitoring for Material Irreconcilable Conflicts                15
5.4    Conflict Remedies                                16
5.5    Notice to Fortis Benefits                            19

5.6    Information Requested by Board of Trustees                    19
5.7    Compliance with SEC Rules                            19
5.8    Requirements for Other Insurance Companies                20

SECTION 6 Termination                                        21

6.1    Events of Termination                                21
6.2    Funds to Remain Available                            23
6.3    Survival of Warranties and Indemnifications                    24
6.4    Continuance of Agreement for Certain Purposes                24
6.5    Reimbursement of Expenses                            24

SECTION 7 Parties to Cooperate. -Respecting Termination                        25

SECTION 8 Assignment                                        25

SECTION 9 Notices                                            25

SECTION 10 Voting Procedures                                    27

SECTION 11 Indemnification                                    27

11.1 Of Trust, Forum and Adviser by FBIC                            27
11.2 Of Fortis Benefits and Fortis Investors by Adviser                    30
11.3 Effect of Notice                                        35

SECTION 12 Applicable Law                                    35

SECTION 13 Execution in Counterparts                                35

SECTION 14 Severability                                        35

SECTION 15 Rights Cumulative                                    36

SECTION 16 Restrictions on Sales of Trust Shares                            36

SECTION 17 Limitation on Liabilities of Trustees                            36

SECTION 18 Headings                                        36

PARTICIPATION AGREEMENT
THIS AGREEMENT, made and entered into as of the      day of November, 1996 ("Agreement"), by and among Fortis Benefits Insurance Company, a Minnesota life insurance company ("Fortis Benefits") (on behalf of itself and its "Separate Account," defined below); Fortis Investors, Inc., a Minnesota corporation ("Fortis Investors"), the principal underwriter with respect to the Contracts referred to below; SAFECO Resource Series Trust, a Delaware business trust (the "Fund"); SAFECO Asset Management Company, a Washington corporation ("Adviser"), the Fund's investment adviser; and SAFECO Securities, Inc., a Washington corporation ("Distributor"), the Fund's principal underwriter (collectively, the "Parties"),
WITNESSETH THAT:
WHEREAS Fortis Benefits, the Distributor, and the Fund desire that shares of the Fund's SAFECO Equity Portfolio and SAFECO Growth Portfolio (the "Portfolios"; reference herein to the "Fund" includes reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for those combination fixed and variable annuity contracts of Fortis Benefits that are the subject of Fortis Benefits's Form N-4 registration statement filed with the Securities and Exchange Commission (the "SEC"), File No. 33-63935 (the "Contracts"), to be offered through Fortis Investors and other registered broker-dealer firms as agreed to by Fortis Benefits and Fortis Investors; and
WHEREAS the Contracts provide for the allocation of net amounts received by Fortis Benefits to separate series (the "Divisions;" reference herein to the "Separate Account" includes reference to each Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding Portfolios of the Fund that are made available through the Separate Account to act as underlying investment media,
NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund and Distributor will make shares of the Portfolios available to Fortis Benefits for this purpose at net asset value and with no sales charges, all subject to the following provisions:
Section 1. Additional Portfolios
The Fund may from time to time add additional Portfolios, which will become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts.
Section 2. Processing Transactions
2.1    Timely Pricing and Orders.

The Fund or its designated agent will provide closing net asset value, dividend and capital gain information for each Portfolio to Fortis Benefits at the close of trading on each day (a "Business Day") on which (a) the New York Stock Exchange is open for regular trading, (b) the Fund calculates the Portfolio's net asset value and (c) Fortis Benefits is open for business. The Fund or its designated agent will use its best efforts to provide this information by 5:30 p.m., Central time. Fortis Benefits will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day's Separate Account Division's unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed the morning of the, following Business Day. Fortis Benefits will use its best efforts to place such orders with the Fund by 10:00 a.m., Central time.
2.2    Timely Payments.
Fortis Benefits will transmit orders for purchases and redemptions of Fund shares to Distributor, and will wire payment for net purchases to a custodial account designated by the Fund on the day the order for Fund shares is placed, to the extent practicable. Payment for net redemptions will be wired by the Fund to an account designated by Fortis Benefits on the same day as the order is placed, to the extent practicable, and in any event be made within six calendar days after the date the order is placed in order to enable Fortis Benefits to pay redemption proceeds within the time specified in Section 22(e) of the Investment Company Act of 1940, as amended (the "1940 Act").
2.3    Redemption in Kind.
The Fund reserves the right to pay any portion of a redemption in kind of portfolio securities, if the Fund's board of trustees (the "Board of Trustees") determines that it would be detrimental to the best interests of shareholders to make a redemption wholly in cash.
2.4    Applicable Price.
The Parties agree that Portfolio share purchase and redemption orders resulting from Contract owner purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under Contracts will be executed at the net asset values as determined as of the close of regular trading on the New York Stock Exchange on the Business Day that Fortis Benefits processes such transactions, which will be deemed to be the Business Day prior to Distributor's receipt of the corresponding orders for purchases and redemptions of Portfolio shares. All other purchases and redemptions of Portfolio shares by Fortis Benefits, will be effected at the net asset values next computed after receipt by Distributor of the order therefor, and such orders will be irrevocable. Fortis Benefits hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset values until Fortis Benefits otherwise notifies the Fund in writing, it being agreed by the Parties that the record date and the payment date with respect to any dividend or distribution will be the same Business Day.
Section 3. Costs and Expenses
3.1    General.
Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.
3.2    Registration.
The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the "1933 Act"), and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. Fortis Benefits will bear the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.
3.3    Other (Non-Sales-Related).
The Fund will bear the costs of preparing, filing with the SEC and setting for printing the Fund's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Fund Prospectus"), periodic reports to shareholders, Fund proxy material and other shareholder communications and any related requests for voting instructions from Participants (as defined below). Fortis Benefits will bear the costs of preparing, filing with the SEC and,setting for printing, the Sepate Account's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Separate Account Prospectus"), any periodic reports to owners, annuitants or participants under the Contracts (collectively, "Participants"), and other Participant communications. The Fund and Fortis Benefits each will bear the costs of printing in quantity and delivering to existing Participants the documents as to which it bears the cost of preparation as set forth above in this Section 3.3, it being understood that reasonable cost allocations will be made in cases where any such Fund and Fortis Benefits documents are printed or mailed on a combined or coordinated basis. If requested by Fortis Benefits, the Fund will provide annual Prospectus text to Fortis Benefits on diskette for printing and binding with the Separate Account Prospectus.Fortis Benefits will be reasonably compensated by the Fund for costs associated with production of mailing lists and tabulation of votes with respect to Fund proxy solicitation.
3.4    Sales-Related.
Expenses of distributing the Portfolio's shares and the Contracts will be paid by Fortis Investors and other parties, as they shall determine by separate agreement. However, Adviser or the Distributor will provide to Fortis Benefits at their expense a reasonable supply of Portfolio prospectuses to be used in the solicitation and sale of new Contracts, it being understood that reasonable allocations will be made in cases where any such Portfolio prospectuses are printed on a combined basis with the prospectus for the Contracts.
3.5    Parties to Cooperate.
The Fund, Adviser, Fortis Benefits, Fortis Investors and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.
Section 4. Legal Compliance
4.1    Tax Laws.
(a)    The Fund will use its best efforts to qualify and to maintain qualification of each Portfolio as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the Fund, Adviser or Distributor will notify Fortis Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.
(b)    Fortis Benefits represents that it believes, in good faith, that the Contracts will be treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment; Fortis Benefits will notify the Fund and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.
(c)    The Fund will use its best efforts to comply and to maintain each Portfolio's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the

regulations under the Code, and the Fund, Adviser or Distributor will notify Fortis Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future.
(d)    Fortis Benefits represents that it believes, in good faith, that the Separate Account is a "segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. Fortis Benefits will make every effort to continue to meet such definitional requirements, and it will notify the Fund and Distributor immediately upon having a reasonable basis for believing that- such requirements have ceased to be met or that they might not be met in the future.
(e)    The Adviser will manage the Fund as a RIC in compliance with Subchapter M of the Code and will use its best efforts to manage to be in compliance with Section 817(h) of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 8I7(h) and regulations thereunder. On request, the Fund shall also provide Fortis Benefits with such materials, cooperation and assistance as may be reasonably necessary for Fortis Benefits or any person designated by Fortis Benefits to review from time to time the procedures and practices of or any other provider of services to the Fund for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder.
(f)    Should the Fund, Distributor, or Adviser become aware of a failure of Fund, or any of its Portfolios, to be in compliance with Subchapter M of the Code or Section 817(h) of the Code and regulations thereunder, they represent and agree that they will immediately notify Fortis Benefits of such in writing.
4.2    Insurance and Certain Other Laws.
(a)The Fund makes no representation as to whether any aspect of the Fund's operations complies with the insurance laws or regulations of the various states. The Fund will use reasonable efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by Fortis Benefits. If it cannot comply, it will so notify Fortis Benefits in writing.
(b)Fortis Benefits represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the Separate Account as a segregated asset account under Section 61A.14 of the Minnesota Insurance Code, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.
(c)    Fortis Benefits and Fortis Investors represent and warrant that Fortis Investors ism business corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
(d)    Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
(e)    Distributor and the Fund represent and warrant that the Fund is a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
(f)    Adviser represents and warrants that it is a corporation, duly organized, validly existing and in good standing under the laws of the State of Washington and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
4.3    Securities Laws.
(a)    Fortis Benefits represents and warrants that (i) interests in the Separate Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws and that the sale of the contracts will comply in all material respects with state insurance suitability requirements, (ii) the Separate Account is and will remain registered under the 1940 Act, to the extent required under the 1940 Act, (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder. Fortis Benefits agrees that it and its agents will not, without the written consent of the Adviser, make representations concerning the Fund or the Fund shares except those contained in the then current prospectus and current printed sales literature of the Fund.
(b)    The Fund and Distributor represent and warrant that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Delaware law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.
(c)    The Fund will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Fund, Fortis Benefits or any other life insurance company utilizing the Fund.
(d)    Distributor and Fortis Investors each represents and warrants that it is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD").
4.4    Notification of Certain Proceedings and Other Circumstances.
(a)    Distributor or the Fund shall immediately notify Fortis Benefits of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund's shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which (x) the Fund's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (y) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Fortis Benefits. Distributor and the Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
(b)    Fortis Benefits or Fortis Investors shall immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Separate Account's registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iv) any other action or circurnstaqei that may prevent the lawful 2,ffer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Fortis Benefits and Fortis Investors will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
4.5    Fortis Benefits to Provide Documents.
Upon request, Fortis Benefits will provide to the Fund and the Distributor one complete copy of SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and amendments to any of the above, that relate to the Separate Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.
4.6     Adviser to Approve Fund Sales Literature
Advertising and sales literature with respect to the Fund prepared by Fortis Benefits or its agents for use in marketing its Contracts will be submitted to the Adviser for review before such material is submitted to any regulatory body for review, and in no event less than 15 business days prior to its use. Fortis Benefits shall not use any such material if the Adviser or the Fund objects to such use within 15 business days after receipt.
4.7    Fund to Provide Documents.
Upon request, the Fund will provide to Fortis Benefits one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.
4.8     Fortis Benefits to Provide Bonding
Fortis Benefits represents and warrants that its directors, officers, and employees, if any, dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefits of the Fund in an amount not less than $2 million. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
4.9     Fund and/or Adviser to Provide Bonding
The Fund and the Adviser represent and warrant that all of their respective directors, officers, and employees dealing with the money and/or securities of the Fund are and shall continue- to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund and its Portfolios in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
Section 5. Mixed and Shared Funding
5.1    General.
The Fund may, at its expense, apply for an order exempting it from certain provisions of the 1940 Act and rules thereunder so that, subject to compliance with Section 17 of this Agreement, the Fund may be available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies and separate accounts of insurance companies unaffiliated with Fortis Benefits ("Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. If and only if the Fund implements Mixed and Shared Funding, pursuant to such an exemptive order or otherwise, Sections 5.2 through 5.7 below shall apply.
5.2    Disinterested Directors.

The Fund agrees that its Board of Trustees shall at all times consist of directors a majority of whom (the "~~Disinterested Directors~~ Independent Trustees" [illegible]) are not interested persons of Adviser or Distributor within the meaning of Section 2(a)(19) of the 1940 Act.
5.3    Monitoring for Material Irreconcilable Conflicts.
The Fund agrees that its Board of Trustees will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing the Fund, including the Separate Account. Fortis Benefits agrees to inform the Board of Trustees of the Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

(a)	an action by any state insurance or other regulatory authority;

(b)
a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or_ any. similar action by insurance, tax or securities regulatory authorities;

(c)	an administrative or judicial decision in any relevant proceeding;

(d)	the manner in which the investments of any Portfolio are being managed;

(e)	a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Fund; or

(f)	a decision by a life insurance company utilizing the Fund to disregard the voting instructions of participants.
Consistent with the SEC's requirements in connection with exemptive proceedings of the type referred to in Section 5.1 hereof, Fortis Benefits will assist the Board of Trustees in carrying out its responsibilities by providing the Board of Trustees with all information reasonably necessary for the Board of Trustees to consider any issue raised.
Fortis Benefits will report any potential or existing conflicts of which it becomes aware to the Fund's' Board of Trustees. Fortis Benefits will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This assistance shall include, but is not limited to, an obligation by Fortis Benefits (i) to inform the Board whenever the voting instructions of Contract owners or Participants are disregarded, and (ii) to submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the Shared Funding Order, and such reports, materials and data shall be submitted more frequently if deemed appropriate by the Board. Fortis Benefits will carry out its responsibility under this paragraph with a view only to the interests of the Contract owners and Participants.
5.4    Conflict Remedies.
(a)     If a majority of the Board, or a majority of the disinterested Trustees of the Board ("Independent Trustees"), determine that a material irreconcilable conflict exists with regard to-Contract owner or Participant investments in the Fund, the Board shall give prompt notice to all Participating Companies. If the Fund or the Adviser is responsible for causing or creating such conflict, the Adviser shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. If a majority of the Board or a majority of the Independent Trustees determine that Fortis Benefits is responsible for causing or creating such conflict, Fortis Benefits shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to:

(i)
withdrawing the ass allocable to the Accounts from the Fund and reinvesting those assets in a different investment medium or submitting the question of whether such segregation should be implemented to a vote of all affected Contract owners and Participants, and, as appropriate, segregating the assets of any appropriate group (i. e., annuity contract owners, life insurance contract owners, or Contract owners of one or more Participating Companies) that votes in favor of such segregation, or offering to the affected Contract owners or Participants the option of making such a change, and/or

(ii)	establishing a new registered management investment company or managed separate account.
(b)    If the material irreconcilable conflict arises because of Fortis Benefits's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, Fortis Benefits may be required, at the Fund's election, to withdraw the Separate Account's investment in the Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within such reasonable period as the Fund's Board of Trustees may establish after the Fund gives notice to Fortis Benefits that this provision is being implemented as the Fund's Board of Trustees may establish, and until such withdrawal Distributor and the Fund shall continue to accept and implement orders by Fortis Benefits for the purchase and redemption of shares of the Fund.
(c)    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Fortis Benefits conflicts with the majority of other state regulators, then Fortis Benefits will withdraw the Separate Account's investment in the Fund within such reasonable period as the Fund's Board of Trustees may establish after the Fund's Board of Trustees informs Fortis Benefits that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal Distributor and Fund shall continue to accept and implement orders by Fortis Benefits for the purchase and redemption of shares of the Fund.
(d)    Fortis Benefits agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.
(e)    For purposes hereof, whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Fund or Distributor be required to establish a new funding medium for any Contracts. Fortis Benefits will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.
5.5    Notice to Fortis Benefits.
The Fund will promptly make known in writing to Fortis Benefits the Board of Trustees' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.
5.6    Information Requested by Board of Trustees.
Fortis Benefits and the Fund will at least annually submit to the Board of Trustees of the Fund such reports, materials or data as the Board of Trustees may reasonably request so that the Board of Trustees may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Trustees. All reports received by the Board of Trustees of potential or existing conflicts, and all Board of Trustees actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Trustees or other appropriate records, and such minutes or other records will be made available to the SEC upon request.
5.7    Compliance with SEC Rules.
lf, at any time during which the Fund is serving an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.
5.8     Administration of Accounts
(a) Administrative services to Contract owners and Participants shall be the responsibility of Fortis Benefits and shall not be the responsibility of the Fund or the Adviser. The Adviser recognizes Fortis Benefits as the sole shareholder of fund shares issued under this Agreement. From time to time, the Adviser may pay amounts from its past profits to Fortis Benefits for providing certain administrative services for the Fund or its Portfolios, or for providing Contract owners with other services that relate to the Fund. These sevices may include, among other things, sub-accounting services, answering inquiries of contract owners regarding the Fund, transmitting, on behalf of the Fund, annual reports, updated prospectus and other communications to Contract owners regarding the Fund and its Portfolios and such other related services as the Fund or a Contract holder may request. In consideration of the savings resulting from such arrangement, and to compensate Fortis Benefits for its costs, the Adviser agrees to pay to Fortis Benefits an amount equal to 25 basis points (0.25%) per annum of the average aggregate amount invested by Fortis Benefits in the Fund under this Agreement. Payment of such amounts by the Adviser will not increase the fees paid by the Fund, the Fund or their shareholders.
(b)    The parties agree that the Adviser's payments to Fortis Benefits are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.
(c)    For the purposes of computing the administrative fee reimbursement contemplated by this Section 5, the average aggregate amount invested by Fortis Benefits over a one-month period shall be computed by totaling Fortis Benefits' aggregate investment (share net asset value multiplied by total number of shares held by Fortis Benefits) on each business day during the month and dividing by the total number of business days during each month.

(d)    The Adviser will calculate the reimbursement of administrative expenses at the end of each calendar quarter and will make such reimbursement to Fortis Benefits within 30 days thereafter. The reimbursement check will be accompanied by a statement showing the calculation of the monthly amounts payable by the Adviser and such other supporting data as may be reasonably requested by Fortis Benefits.
Section 6. Termination
6.1    Events of Termination.
Subject to Section 6.4 below, this Agreement will terminate as to a Portfolio:
(a)    at the option of Fortis Benefits or Distributor upon at least six months advance written notice to the other Parties, or
(b)    at the option of the Fund upon (i) at least sixty days advance written notice to the other parties, and (ii) approval by (x) a majority of the disinterested Directors upon a finding that a continuation of this agreement is contrary to the best interests of the Fund, or (y)' a majority vote of the shares of the affected Portfolio in the corresponding Division of the Separate Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Fund shares in accordance with Participant instructions).
(c)    at the option of the Fund upon institution of formal proceedings against Fortis Benefits or Fortis Investors by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Fortis Benefits's obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, if, in each case, the Fund reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences oh the Portfolio to be terminated; or
(d)    at the option of Fortis Benefits upon institution of formal proceedings against the Fund, Adviser, or Distributor by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund's, Adviser's or Distributor's obligations under this Agreement or related to the operation or management of the Fund or the purchase of Fund shares, if, in each case, Fortis Benefits reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on Fortis Benefits, Fortis Investors or the Division corresponding to the Portfolio to be terminated; or
(e)    at the option of any Party in the event that (i) the Portfolio's shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Fortis Benefits; or
(f)    upon termination of the corresponding Division's investment in the Portfolio pursuant to Section 5 hereof; or
(g)    at the option of Fortis Benefits if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so qualify; or
(h)    at the option of Fortis Benefits if the Portfolio fails to comply with Section 817(h) of tge Code or with successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so comply; or
(i)    at the option of Fortis Benefits if Fortis Benefits reasonably believes that any change in a Fund's investment adviser or investment practices will materially increase the- risks incurred by Fortis Benefits.
6.2    Funds to Remain Available.
Except (i) as necessary to implement Participant-initiated transactions, (ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 5 of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, Fortis Benefits shall not (x) redeem Fund shares attributable to the Contracts, or (y) prevent Participants from allocating payments to or transferring amounts from a Portfolio that was otherwise available under the Contracts, until, in either case, 90 calendar days after Fortis Benefits shall have notified the Fund or Distributor of its intention to do so.
6.3    Survival of Warranties and Indemnifications.
All warranties and indemnifications will survive the termination of this Agreement.
6.4    Continuance of Agreement for Certain Purposes.
If any Party terminates this Agreement with respect to any Portfolio pursuant to Sections 6.1(c), 6.1(d), 6.1(e), 6.1(g), 6.1(h) or 6.1(i) hereof, this Agreement shall nevertheless continue in effect as to any shares of that Portfolio that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of Lich the Separate Account owns no shares of the affected Portfolio or a date (the "Final Termination Date") six months following the Initial Termination

Date, except that Fortis Benefits may, by written notice to the other Parties, shorten said six month period in the case of a termination pursuant to Sections 6.1(e), 6.1(g) or 6.1(h).
6.5    Reimbursement of Expenses
If this Agreement is terminated as to any Portfolio (i) by the Distributor pursuant to 6.1(a), or (ii) pursuant to 6.1(b), 6.1(d), 6.1(g), 6.1(h), or 6.1(i), the Distributor will reimburse Fortis Benefits for its reasonable costs and expenses in combining the affected Division with another Division, substituting interests in a new Division for those of the affected Portfolio, or otherwise terminating the participation of the Contracts in such Portfolio. The costs associated with such may include such expenditures as (1) outside counsel fees related to obtaining an exemption order from the Securities and Exchange Commission and (2) drafting, printing, and mailing costs of the necessary notification forms to be mailed to affected Contractholders.
Section 7. Parties to Cooperate Respecting Termination
The other Parties hereto agree to cooperate with and give reasonable assistance to Fortis Benefits in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Sections 6.1(a) or 6.1(b), the termination date specified in the notice of termination.
Section 8. Assignment
This Agreement may not be assigned by any Party, except with the written consent of each other Party.
Section 9. Notices
Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:
Fortis Benefits Insurance Company
500 Bielenberg Drive
Woodbury, Minnesota 55125
ATTN: General Counsel
FAX: 612-738-5262

Fortis Investors, Inc.
500 Bielenberg Drive
Woodbury, Minnesota 55125
ATTN: General Counsel
FAX: 612-738-5262
SAFECO Resource Series Trust
SAFECO Plaza
4333 Brooklyn Avenue NE
Seattle WA 98185
ATTN: Neal A. Fuller, VP
FAX: 206-548-7150
SAFECO Asset Management Co.
SAFECO Plaza
4333 Brooklyn Avenue NE
Seattle WA 98185
ATTN: Leslie Eggerling, VP-Retirement Services
FAX: 206-545-5139
SAFECO Securities, Inc.
SAFECO Plaza
4333 Brooklyn Avenue NE
Seattle WA 98185
ATTN: Keith Anderson, Compliance Officer
FAX: 206-548-7150

Section 10. Voting Procedures
Subject to the cost allocation procedures set forth, in Section 3 hereof, Fortis Benefits will distribute. all proxy material furnished by the Fund to Participants and will vote Fund shares in accordance with instructions received from Participants. Fortis Benefits will vote Fund shares that are (a) not attributable to Participants or (b) attributable to Participants, but for which no instructions have been received, in the same proportion as Fund shares for which said instructions have been received from Participants. Fortis Benefits agrees that it will disregard Participant voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3(T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule.
Section 11. Indemnification
11.1     Of Fund, Distributor and Adviser by Fortis Benefits.
(a)    Except to the extent provided in Sections 11.1(b) and 11.1(c), below, Fortis Benefits agrees to indemnify and hold harmless the Fund, Distributor and Adviser, each of their directors, officers and employees, and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 11.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Fortis Benefits) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts or, to the extent prepared by Fortis Benefits or Fortis Investors (or their agents or representatives), sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Fortis Benefits or Fortis Investors by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Fortis Benefits or Fortis Investors) or the negligent, illegal or fraudulent conduct of Fortis Benefits or Fortis Investors or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Fund shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund, Adviser or Distributor by or on behalf of Fortis Benefits or Fortis Investors for use in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or

(iv)	arise as a result of any failure by Fortis Benefits or Fortis Investors to perform the obligations, provide the services and furnish the materials required of-them under the terms of this Agreement.
(b)    Fortis Benefits shall not be liable under this Section 11.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to Distributor or to the Fund.
(c)    Fortis Benefits shall not be liable under this Section 11.1 with respect to any action against an Indemnified Party unless the Fund, Distributor or Adviser shall have notified Fortis Benefits in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Fortis Benefits of any such action shall not relieve Fortis Benefits from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 11.1. In case any such action is brought against an Indemnified Party, Fortis Benefits shall be entitled to participate, at its own expense, in the defense of such action. Fortis Benefits also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Fortis Benefits to such Indemnified Party of Fortis Benefits's election to assume the defense thereof, the Indemnified Party will cooperate fully with Fortis Benefits and shall bear the fees and expenses of any additional counsel retained by it, and Fortis Benefits will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
11.2     Of Fortis Benefits and Fortis Investors by Adviser.
(a)    Except to the extent provided in Sections 11.2(d) and 11.2(e), below, Adviser agrees to indemnify and hold harmless Fortis Benefits and Fortis Investors, each of their directors, officers, and employees and each person, if any, who controls Fortis Benefits or Fortis Investors within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 11.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund or, to the extent not prepared by Fortis Benefits or Fortis Investors, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Distributor, Adviser or the Fund by or on behalf of Fortis Benefits or Fortis Investors for use in the Fund's 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Distributor, Adviser, or the Fund) or the negligent, illegal or fraudulent conduct of the Fund, Distributor, Adviser or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts or Fund shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering to COntracts, or any amendment tr supplement to any of the forebing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to Fortis Benefits or Fortis Investors by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iv)	arise as a result of any failure by the Fund, Adviser or Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement;
(b)    Except to the extent provided in Sections 11.2(d) and 11.2(e) hereof, Adviser agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder and (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and relied penalties, rescission charges, liability under state law to Contract owners or Participants asserting liability against Fortis Benefits or Fortis Investors pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by Fortis Benefits of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that Fortis Benefits deems necessary or appropriate as a result of the noncompliance.
(c)    The written consent of Adviser referred to in Section 11.2(b) above shall not be unreasonably withheld.
(d)    Adviser shall not be liable under this Section 11.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement or to Fortis Benefits, Fortis Investors or the Separate Account.
(e)    Adviser shall not be liable under this Section 11.2 with respect to any action against an Indemnified Party unless Fortis Benefits or Fortis Investors shall have notified Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Adviser of any such action shall not relieve Adviser from any liability which it may have to the Indemnified Party against thorn such action is brought otherwise than on account of this Section 11.2. In case any such action is brought against an Indemnified Party, Adviser will be entitled to participate, at its own expense, in the defense of such action. Adviser also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the Internal Revenue Service), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Adviser to such Indemnified Party of Adviser's election to assume the defense thereof, the Indemnified Party will cooperate fully with Adviser and shall bear the fees and expenses of any additional counsel retained by it, and Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
11.3     Effect of Notice.
Any notice given by the indemnifying Party to an Indemnified Party referred to in Section 11.1(c) or 11.2(e) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.
Section 12. Applicable Law
This Agreement will be construed and the provisions hereof interpreted under and in accordance with Minnesota law, without regard for that state's principles of conflict of laws.
Section 13. Execution in Counterparts
This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.
Section 14. Severability.
If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.
Section 15. Rights Cumulative

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.
Section 16. Restrictions on Sales of Fund Shares
Fortis Benefits agrees that the Fund will be permitted (subject to the other terms of this Agreement) to make its shares available to separate accounts of other life insurance companies.
Section 17. Limitation on Liability of Trustees.
This Agreement Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his/her capacity as an officer of the Fund. The obligations of this Agreement that pertain to the Fund shall be binding only upon the assets and property of the Fund and shall not be binding upon any individual Trustee, officer or shareholder of the Fund or its Portfolios. This provision shall not affect the obligations or liabilities of the Adviser under this Agreement.
Section 18. Headings
The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.
FORTIS BENEFITS INSURANCE COMPANY

By: [illegible]
Title: Sr. VP Pres.

FORTIS INVESTORS, INC.

By: [illegible]
Title: CEO

SAFECO RESOURCE SERIES TRUST

By: Neal A. Fuller
Title: VP & Controller

SAFECO ASSET MANAGEMENT COMPANY

By: Leslie Eggerling
Title: VP Institutional Services

SAFECO SECURITIES, INC.

By: Neal A. Fuller
Title: VP & Controller

FUND PARTICIPATION AGREEMENT

ARTICLE I    Sale of Trust Shares                                     2
ARTICLE II    Representations and Warranties                                 4
ARTICLE III    Prospectus and Proxy Statements; Voting                         7
ARTICLE IV    Sales Material and Information                                 8
ARTICLE V    Fees and Expenses                                     10
ARTICLE VI    Diversification and Qualification                             10
ARTICLE VII    Potential Conflicts and Compliance with Other Mixed and
Shared Funding Exemptive Order                             12
ARTICLE VIII    Indemnification                                     14
ARTICLE IX    Applicable Law                                     18
ARTICLE X    Privacy and Confidential Information                             19
ARTICLE XI    Anti-Money Laundering Regulations                             20
ARTICLE XII    Termination                                         21
ARTICLE XIII     Notices                                         23
ARTICLE XIV Miscellaneous                                         23

PARTICIPATION AGREEMENT

Among

UNION SECURITIES

VOYA INVESTMENTS DISTRIBUTOR, LLC

and

VOYA INVESTORS TRUST
THIS AGREEMENT, made and entered into as of this 2nd day of March, 2015, by and among Union Securities (hereinafter "Company"), a Kansas life insurance company, on its own behalf and on behalf of its Separate Account(s) (the "Account(s)") as set forth on Schedule A hereto; and Voya Investors Trust, an open-end management investment company and business trust organized under the laws of Massachusetts (hereinafter the "Trust"); and Voya Investments Distributor, LLC (hereinafter the "Distributor", or "VID"), a Delaware limited liability company.
WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies, including the Company, which have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies"); and
WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and
WHEREAS, the Company has registered certain variable annuity or variable life contracts supported wholly or partially by the Account(s) (the "Contracts") under the 1933 Act, the Account(s) is/are a duly organized, validly existing segregated asset account(s), established by resolution of the Board of the Company under the insurance laws of the State of Kansas, to set aside and invest assets attributable to the Contracts; and the Company has registered the Account(s) as a unit investment trust under the 1940 Act and has registered the securities deemed to be issued by the Account(s) under the 1933 Act; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolio(s) listed in Schedule B attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement (the "Designated Portfolio(s)"), on behalf of the Account(s) to fund the Contracts, and the Trust is authorized to sell such shares to unit investment trusts such as the Account(s) at net asset value; and
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, and the Distributor agree as follows:
ARTICLE I
SALE OF TRUST SHARES
1.1    The Trust agrees to sell to the Company those shares of the Designated Portfolio(s) which the Account(s) orders, executing such orders on each Business Day at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Designated Portfolios. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders and receipt by such designee shall constitute receipt by the Trust, provided that the Trust receives notice of any such order by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Designated Portfolio calculates its net asset value pursuant to the rules of the SEC.
1.2    The Trust agrees to make shares of the Designated Portfolio(s) available for purchase at the applicable net asset value per share by the Company and the Account(s) on those days on which the Trust calculates its Designated Portfolio(s)' net asset value pursuant to rules of the SEC, and the Trust shall calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Trust (hereinafter the "Board") may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Portfolio.
1.3    The Trust and the Distributor agree that shares of the Trust will be sold only to
Participating Insurance Companies and their separate accounts and other persons who are permissible investors consistent with the Account(s) meeting the requirement of Treasury Regulation 1.817-5.

1.4    The Trust shall redeem its shares in accordance with the terms of its then current prospectus. (For purposes of this Section 1.4, the Company shall be the designee of the Trust for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Trust, provided that the Trust receives notice of any such request for redemption by 10:00 a.m. Eastern time on the next following Business Day.)
1.5    The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust's shares may be sold to other Participating Insurance Companies (subject to Section 1.3) and the cash value of the Contracts may be invested in other investment companies.
1.6    The Company shall pay for Trust shares by 3:00 p.m. Eastern time on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.
1.7    The Trust shall pay and transmit the proceeds of redemptions of Trust shares by 11:00 a.m. Eastern Time on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.
1.8    Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or the Account(s). Shares purchased from the Trust will be recorded in an appropriate title for the Account(s) or the appropriate sub-account of the Account(s)
1.9    The Trust shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Designated Portfolio(s)' shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Designated Portfolio shares in additional shares of that Designated Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Trust shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.
1.10 The Trust shall make the net asset value per share for each Designated Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 9:00 p.m. Eastern time. In the event of an error in the computation of a Designated Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), the Trust shall immediately notify the Company as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XI of this Agreement. A pricing error shall be corrected as follows:

a)	If the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken.

b)
If the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Designated Portfolio's NAV at the time of the error, then the Trust shall reimburse the Designated Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contractowner accounts need be made.

c)
If the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Designated Portfolio's NAV at the time of the error, then the Trust shall reimburse the Designated Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct Contractowner accounts in accordance with the provisions of Schedule B.

If an adjustment is necessary to correct a material error which has caused Contractowners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contractowners will be adjusted and the amount of any underpayments shall be credited by the Trust to the Company for crediting of such amounts to the applicable Contractowners accounts. Upon notification by the Trust of any overpayment due to a material error, the Company shall promptly remit to Trust any overpayment that has not been paid to Contractowners. In no event shall the Company be liable to Contractowners for any such adjustments or underpayment amounts. A pricing error within items (a) and (b) above shall be deemed to be "materially incorrect" or constitute a "material error" for purposes of this Agreement.
The standards set forth in this Section 1.10 are based on the Parties' understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.
1.11 Notwithstanding anything to the contrary, the Parties agree that most, or all, trading hereunder will be conducted through the National Securities Clearing Corporation, and that, with respect to any conflict between the provisions above and the terms set forth in Schedule C, the terms of Schedule C shall control.
ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1    The Company represents and warrants that:

a)	The Contracts and the securities deemed to be issued by the Account(s) under the Contracts are or will be registered under the 1933 Act.

b)
The Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance requirements.

c)
It is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account(s) prior to any issuance or sale of units thereof as a segregated asset account under Kansas law.

d)
It has registered the Account(s) as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and that it will maintain such registration for so long as any Contracts are outstanding as required by applicable law.

2.2    The Trust represents and warrants that:

a)
It has obtained an order from the Securities and Exchange Commission (hereinafter the "SEC"), dated May 3, 2000 (File No. 812-11848), granting Participating Insurance Companies and variable life or annuity separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable life or annuity separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans ("Qualified Plans") (hereinafter the "Mixed and Shared Funding Exemptive Order").

b)
Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

c)	It is and shall remain registered under the 1940 Act.

d)	It shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its shares.

e)
It will make every effort to ensure that Designated Portfolio(s)' shares will be sold in compliance with the insurance laws of the State of Kansas and all applicable state insurance and securities laws.

f)	It shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.

g)
The Company and the Trust will endeavor to mutually cooperate with respect to the implementation of any modifications necessitated by any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a "Law Change"), and to keep each other informed of any Law Change that becomes known to either party.

h)	h) It is lawfully organized and validly existing under the laws of the State of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

2.3    The Trust has adopted a plan pursuant to Rule 12b-1 under the 1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. To the extent that the Trust decides to finance distribution expenses pursuant to Rule 12b-1, the Trust undertakes to have its Board, a majority of whom are not interested persons of the Trust, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.
2.4    In the event of such a Law Change as noted in Section 2.4, the Trust agrees that, except in those circumstances where the Trust has advised the Company that its Board has determined that implementation of a particular Law Change is not in the best interest of all of the Trust's shareholders with an explanation regarding why such action is lawful, any action required by a Law Change will be taken.
2.5    The Distributor represents and warrants that:

a)
It is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and is a member in good standing of the Financial Industry Regulatory Agency, Inc. ("FINRA").

b)	It is and shall remain duly registered under all applicable federal and state securities laws.

c)	It shall perform its obligations for the Trust in compliance in all material respects with the laws of any applicable state and federal securities laws.
2.6    The Trust and the Distributor represent and warrant that:

a)
All of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time.

b)	The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.7    The Trust will provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts. The Trust agrees to share equitably in expenses incurred by the Company as a result of actions taken by the Trust, consistent with the allocation of expenses contained in Schedule B attached hereto and incorporated herein by reference.

2.8    The Company represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended ("the Code"), that:

a)
The Contracts are currently and at the time of issuance will be treated as life or annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

b)
The Account(s) is/are a "segregated asset account" and that interests in the Account(s) are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder.

c)	It will not purchase Trust shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.
The Company will use every effort to continue to meet such definitional requirements, and it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
ARTICLE III
PROSPECTUSES AND PROXY STATEMENTS; VOTING

3.1    At least annually, the Trust or the Distributor shall provide the Company with as many copies of the Trust's current summary prospectus for the Designated Portfolio(s) as the Company may reasonably request for marketing purposes (including distribution to Contractowners with respect to new sales of a Contract), with expenses to be borne in accordance with Schedule B hereof. If requested by the Company in lieu thereof Trust or Distributor shall provide such documentation (including a PDF of the current summary prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the summary prospectuses for the Designated Portfolio(s) are amended) to have the summary prospectus for the Contracts and the Trust's summary prospectus for the Designated Portfolio(s) printed together in one document. The Trust and the Distributor agree that the summary prospectus for the Designated Portfolio(s) will describe only the Designated Portfolio(s) and will not name or describe any other portfolios or series that may be in the Trust unless required by law.
3.2    The Trust's prospectus shall state that the Statement of Additional Information ("SAI") for the Trust is available from the Trust and the Trust shall provide the SAI free of charge to any current or prospective contract owner who requests the SAI. The Trust and Distributor agree to provide the Company with as many copies of the SAI as reasonably requested.

3.3    The Trust and/or Distributor shall provide the Company with copies of the Trust's proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule B hereof, as the Company may reasonably require to permit timely distribution thereof to Contractowners.
3.4    If and to the extent required by law the Company shall:

a)	Solicit voting instructions from Contractowners.

b)	Vote the Designated Portfolio(s) shares held in the Account(s) in accordance with instructions received from Contractowners.

c)
Vote Designated Portfolio shares held in the Account(s) for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contractowners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.

The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.
3.5    The Company shall be responsible for assuring that each of its separate accounts holding shares of a Designated Portfolio calculates voting privileges as directed by the Trust and agreed to by the Company and the Trust. The Trust agrees to promptly notify the Company of any changes of interpretations or amendments of the Mixed and Shared Funding Exemptive Order.

3.6    The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Trust currently intends, comply with Section 16(c) of the 1940 Act (although the Trust is not one of the Trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.
ARTICLE IV
SALES MATERIAL AND INFORMATION
4.1    The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, a copy of each piece of sales literature or material that the Company develops or proposes to use and in which the Trust (or a Portfolio thereof) or the Distributor is named in connection with the Contracts, at least ten (10) Business Days prior to its use. No such material shall be used if the Trust objects to such use within five (5) Business Days after receipt of such material.

4.2    The Company shall not give any information or make any representations or statements on behalf of either Trust in connection with the sale of the Contracts other than the information or representations contained in the respective registration statements, including the prospectus or SAI for the Trust shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Trust or the Distributor except with the permission of the Trust or the Distributor.
4.3    The Trust or the Distributor shall furnish, or shall cause to be furnished, to the Company, a copy of each piece of sales literature or other promotional material in which the Company and/or its separate account(s) is named at least ten (10) Business Days prior to its use. No such material shall be used if the Company objects to such use within five (5) Business Days after receipt of such material.
4.4    The Trust or the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account(s), or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI for the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.
4.5    The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolio(s) within a reasonable period of time following the filing of such document(s) with the SEC or FINRA or other regulatory authorities.
4.6    The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting Instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account(s), if requested by the Trust.
4.7    For purposes of Articles IV and VIII, the phrase "sales literature and other material" includes, but is not limited to:

a)
Advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media) intended to solicit offers to buy new variable insurance contracts.

b)
Sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article) intended to solicit offers to buy new variable insurance contracts.

c)
Educational or training materials or other communications distributed or made generally available to some or all agents or employees for the purposes of further prospects of obtaining offers to buy new variable insurance contracts.

d)	Any other material constituting retail sales literature under the FINRA rules, the 1933 Act or the 1940 Act and intended to solicit offers to buy new variable insurance contracts.
4.8    At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.
4.9    Notwithstanding anything to the contrary contained elsewhere herein, the Parties recognize that the Company is no longer offering new Contracts, and it is not engaged at all in sales efforts; and, therefore, no failure to comply with the terms of this Section 4 shall be deemed a material breach of contract unless and to the extent that such failure is in the context of actually selling Contracts or soliciting for offers to purchase new Contracts.
ARTICLE V
FEES AND EXPENSES
5.1    All expenses incident to performance by the Trust and the Distributor under this agreement shall be paid by the appropriate party, as further provided in Schedule B. The Trust shall see to it that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.
5.2    The parties shall bear the expenses of routine annual distribution (mailing costs) of the Trust's prospectus and distribution (mailing costs) of the Trust's proxy materials and reports to owners of Contracts offered by the Company, in accordance with Schedule B.
ARTICLE VI
DIVERSIFICATION AND QUALIFICATION
6.1    The Trust and the Distributor represent and warrant that:
a) The Trust will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as life or annuity contracts under the Code, and the regulations issued thereunder.

b)
Without limiting the scope of the foregoing, the Trust and each Designated Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation (S)1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable life or annuity contracts and any amendments or other modifications or successor provisions to such Section or Regulations.

c)	Shares of the Designated Portfolio(s) will be sold only to Participating Insurance Companies and their separate accounts and to Qualified Plans.

d)	No shares of any Designated Portfolio of the Trust will be sold to the general public.

e)
The Trust and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

f)
They will notify the Company immediately upon having a reasonable basis for believing that the Trust or any Designated Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

6.2    The Company agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of the Company or, to the Company's knowledge, of any Contractowner that any Designated Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against the Trust or Distributor as a result of such a failure or alleged failure that:

a)	The Company shall promptly notify the Trust and the Distributor of such assertion or potential claim.

b)	The Company shall consult with the Trust and the Distributor as to how to minimize any liability that may arise as a result of such failure or alleged failure.

c)
The Company shall use its best efforts to minimize any liability of the Trust and the Distributor resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent.

d)
Any written materials to be submitted by the Company to the IRS, any Contractowner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to the Trust and Distributor (together with any supporting information or analysis) within at least two (2) business days prior to submission.

e)
The Company shall provide the Trust and the Distributor with such cooperation as the Trust and the Distributor shall reasonably request (including, without limitation, by permitting the Trust and the Distributor to review the relevant books and records of the Company) in order to facilitate review by the Trust and Distributor of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure.

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ARTICLE VII
POTENTIAL CONFLICTS AND COMPLIANCE WITH MIXED AND SHARED
FUNDING EXEMPTIVE ORDER
7.1    The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including:

a)	Any action by any state insurance regulatory authority.

b)
A change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities.

c)	An administrative or judicial decision in any relevant proceeding.

d)	The manner in which the investments of any Designated Portfolio are being managed.

e)	A difference in voting instructions given by variable annuity contractowners or by contract owners of different Participating Insurance Companies.

f)	A decision by a Participating Insurance Company to disregard the voting instructions of contract owners.
The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.
7.2    The Company will report any potential or existing conflicts of which it becomes actually aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by the Company with a view only to the interests of its Contractowners.
7.3    If it is determined by a majority of the Board, or a majority of its trustees who are not interested persons of the Trust or Distributor to any of the Designated Portfolios (the "Independent Trustees"), that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including:
a) Withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Trust.

(b)
Submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, or variable contract owners of one or more Participating

Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change.

(c)	Establishing a new registered management investment company or managed separate account.
7.4    If a material irreconcilable conflict arises because of a decision by the Company to disregard Contractowner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the Account(s)' investment in the Trust and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Trust and the Distributor shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.
7.5    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account(s)' investment in the Trust and terminate this Agreement within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.
7.6    For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contractowners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account(s)' investment in the Trust and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Trustees.
7.7    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 3.5, 3.6, 3.7, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII
INDEMNIFICATION
8.1    Indemnification By the Company
(a)    The Company agrees to indemnify and hold harmless the Trust and the
Distributor and each of their respective officers and directors or trustees and each person, if any, who controls the Trust or Distributor within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts and:

(i)
Arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply.

(ii)
As to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Trust or the Distributor for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares.

(iii)
Arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material of the Trust not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust Shares.

(iv)
Arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of the Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Trust by or on behalf of the Company.

(v)	Arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement.

(vi)
Arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, including without limitation Section 2.8 and Section 6.3 hereof, as limited by and in accordance with the provisions of Sections 8.1(b) and8.1(c) hereof.

(b)    The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust Shares or the Contracts or the operation of the Trust.
8.2    Indemnification by the Trust and Distributor
(a)    The Trust and Distributor agree to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Trust or the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may be required to pay or become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Trust or the Distributor and arise:

(i)
As a result of any failure by the Trust or the Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement).

(ii)
Out of or result from any material breach of any representation and/or warranty made by the Trust or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

(iii)
Out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share (subject to Section 1.10 of this Agreement) or dividend or capital gain distribution rate; as limited by and in accordance with the provisions of Sections 8.3(b) hereof.

(iv)
Out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Trust prepared by the Trust or the Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Trust or Distributor by or on behalf of the Company for use in the registration statement or SAI or prospectus for the Trust or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares.

(v)
Out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for the Contracts not supplied by the Trust or the Distributor or persons under its control) or wrongful conduct of the Trust or Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares.

(b)    The Trust or Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Trust or Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust or Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust or Distributor of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Trust or Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified

Parties, the Trust and Distributor will be entitled to participate, at its own expense, in the defense thereof. The Trust and Distributor shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust or Distributor to such party of the Trust or Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust and Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Company agrees promptly to notify the Trust or Distributor of the commencement of any litigation or proceeding against them or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account(s), or the sale or acquisition of shares of the Trust.
ARTICLE IX
APPLICABLE LAW
9.1    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State. Each party hereby irrevocably and unconditionally submits to the jurisdiction of (1) the United States District Court for the Southern District of New York and (2) the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement. Each party hereby agrees to commence any such action, suit or proceeding in the United States District Court for the Southern District of New York or, if such suit, action or other proceeding cannot be brought in such court for jurisdictional reasons, to commence such suit, action or other proceeding in the Supreme Court of the State of New York, New York County. Service of any process, summons, notice or document by U.S. registered or certified mail to such party's respective address set forth in Article XIII shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Agreement. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement.
9.2    This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X
PRIVACY AND CONFIDENTIAL INFORMATION
10.1     The Company acknowledges that they must comply with the information security standards of the Gramm-Leach-Bliley Act (15 USC 6801, 6805(b)(1)) ("Gramm-Leach-Bliley Act") and all regulations under said act, as well as all other statutory and regulatory acts and requirements including the SEC Regulation S-P sections regarding "non-public personal information" ("Protected Information"), as well as the Trust's own internal information security programs and guidelines. The Company will reasonably assist the Trust in conforming to and complying with any and all information protection policies, including delivery of the Trust privacy promise.
10.2     The Company agrees to not disclose or use Protected Information except in the ordinary course of business as necessary to carry out the terms of this Agreement and in compliance with Regulation S-P including, but not limited to, Section 11 of Regulation S-P, and other applicable Federal and state statutes and regulations regarding privacy of consumer information.
10.3     Confidential information shall mean information that a party ("Discloser") discloses to another party ("Recipient"), or to which the Recipient obtains access to and relates to the Discloser, the Trust, the Advisor, and/or a third-party supplier or licensor who has made confidential or proprietary information available to another party. Confidential information includes, but is not limited to:

(a)	Any and all proprietary information

(b)	Data

(c)	Trade secrets

(d)	Business information

(e)	Customer and Customer account information
The Recipient shall not disclose or use confidential information other than in the course of ordinary business to carry out the purpose for which the confidential information was provided to the Recipient. The Recipient shall not disclose Customer information on other than a "need to know" basis and then only to:

(a)	Recipient's employees or officers.

(b)	Affiliates of Recipient provided they would be restricted in use and redisclosure to the same extent as the Recipient.

(c)	Selected subcontractors who have entered into confidentiality agreements no less restrictive that the terms of this Agreement.

(d)	Any exceptions as listed in 15 USC 6802(e) and/or other associated regulations established under the Gramm-Leach-Bliley Act or other Federal and/or state statutes.

Before any disclosure of confidential information as required by law, the Recipient must notify the Discloser of any actual or threatened legal compulsion of disclosure and/or any legal obligation of disclosure immediately upon becoming obligated. The Recipient must also cooperate with the Discloser's reasonable, lawful effort to resist, limit, or delay disclosure. Any requests or demands for confidential information by any applicable regulator shall not require notification or any other action by the Trust or the Advisor.
These confidentiality obligations do not apply to information which:

(a)	Recipient already rightfully possesses when given by Discloser.

(b)	Recipient develops independently of the Discloser.

(c)	Becomes "public information" by methods other than by breach of this section.

(d)	Recipient rightfully receives from a third party without the obligation of confidentiality.
ARTICLE XI
ANTI-MONEY LAUNDERING REGULATIONS
11.1     To allow the Trust to comply with applicable "Know Your Customer" and/or any Federal or state Anti-Money Laundering laws and regulations, the Company will, upon request by the Trust, the independent Board of Trustees of the Trust, or the Distributor, will provide, in a timely manner, any documentation deemed necessary regarding the Company's "Know Your Customer" and/or Your Anti-Money Laundering policies and procedures. the Company agrees to:

(a)	Have in place established policies and procedures designed to prevent and detect money laundering.

(b)	Meet applicable anti-money laundering legal and regulatory requirements.

(c)
Have procedures in place to ensure that none of your customers that invest within Trust shares appear on or are covered by any list or prohibited persons, entities, and/or jurisdictions maintained and administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC").

(d)	Identify and continue to identify and retain all documentation necessary to identify Your Customers and their sources of funds.

(e)	Monitor for suspicious transactions and to assist the Trust in monitoring for such transactions upon request from the Trust, the transfer agent, or the independent Board of Trustees of the Trust.
11.2     At time of acceptance of the Agreement, the Company does not believe, nor have any current reason to believe, and will immediately notify the Trust if the Company comes to have any reason to believe that any of the Company's customers that invest within Trust shares through the Company are engaged in money-laundering activities or are associated with any terrorist and/or other individuals, entities or organizations sanctioned by the United States or any other jurisdictions in which the Company does business, or appear on any lists of prohibited persons, entities and/or jurisdictions maintained and administered by OFAC.

The provisions of the section shall survive the termination of this Agreement.
ARTICLE XII
TERMINATION
12.1 This Agreement shall terminate:

(a)	At the option of any party, with or without cause, with respect to some or all Designated Portfolios, upon ninety (90) days advance written notice delivered to the other parties;

provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement.

(b)
At the option of the Company by written notice to the other parties with respect to any Designated Portfolio based upon the Company's determination that shares of such Designated Portfolio are not reasonably available to meet the requirements of the contracts.

(c)
At the option of the Company by written notice to the other parties with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company.

(d)
At the option of the Trust or Distributor in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account(s), or the purchase of the Trust shares, if, in each case, the Trust or Distributor, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement.

(e)
At the option of the Company in the event that formal administrative proceedings are instituted against the Trust or Distributor by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or Distributor to perform their obligations under this Agreement.

(f)
At the option of the Company by written notice to the Trust with respect to any Designated Portfolio if the Company reasonably believes that the Designated Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof.

(g)
At the option of either the Trust or Distributor, if the Trust or Distributor, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Company's ability to perform its obligations under this Agreement. The Trust or Distributor shall notify the Company of that determination and its intent to terminate this Agreement, and after considering the actions taken by the Company and any other changes in circumstances since the giving of such a notice, the determination of the Trust or Distributor shall continue to apply on the ninetieth (90th) day following the giving of that notice, which sixtieth day shall be the effective date of termination.

(h)
At the option of the Company, if the Company shall determine, in its sole judgment reasonably exercised in good faith, that the Trust or Distributor has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Trust's or Distributor's ability to perform its obligations under this Agreement. The Company will notify the Trust or Distributor, as appropriate, of that determination and its intent to terminate this Agreement, and after considering the actions taken by the Trust or Distributor and any other changes in circumstances since the giving of such a notice, the determination of the Company shall continue to apply on the ninetieth (90th) day following the giving of that notice, which ninetieth day shall be the effective date of termination.

(i)
At the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the "defaulting party") other than as described in Section 10.1(a)-(j); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party.

(j)	At any time upon written agreement of all parties to this Agreement.
12.2     Effect of Termination
Notwithstanding any termination of this Agreement, other than as a result of a failure by either the Trust or the Company to meet Section 817(h) of the Code diversification requirements, the Trust and Distributor shall, at the option of the Company, continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 12.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.
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12.3     Surviving Provisions

Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XIII
NOTICES
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.
If to the Trust:
Voya funds
Attn: Legal Department
7337 E Doubletree Ranch Road #100

Scottsdale, AZ 85258
If to Voya Investments Distributor, LLC:

Voya Investments Distributor, LLC
Attn: Legal Department
7337 E Doubletree Ranch Road #100
Scottsdale, AZ 85258
If to the Company:
Hartford Financial Legal Dept.
Mail Drop: HO-1-09 One Hartford Plaza Hartford, CT 06155
ARTICLE XIV
MISCELLANEOUS
14.1     Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.
14.2    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
14.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
14.4     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
14.5     Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish any applicable state insurance department as may apply with any information or reports in connection with services provided under this Agreement which may be requested by the state in order to ascertain whether the variable annuity operations of the Company are being conducted in a manner consistent with any applicable law or regulations.
14.6     Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.
14.7     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
14.8     This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto, provided however, that Distributor may, upon notice to all other parties hereto, assign this Agreement to any entity that acquires all or substantially all of Distributor's assets or capital stock or results from one or more mergers, an initial public offering or any other corporate reorganization. The parties agree and acknowledge that a change of control event caused by the divestment by ING Groep N.V. of Voya Financial, Inc. shall not be deemed to be an assignment of this Agreement.

14.9     The Company agrees that the obligations assumed by the Trust and/or Distributor pursuant to this Agreement shall be limited in any case to the Trust and/or Distributor and their respective assets and the Company shall not seek satisfaction of any such obligation from the shareholders of the Trust and/or Distributor, the directors, officers, employees or agents of the Trust and/or Distributor, or any of them.
14.10     The Trust and Distributor agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither the Trust nor the Distributor shall seek satisfaction of any such obligation from the shareholders of the Company, the directors, officers, employees or agents of the Company, or any of them.
14.11     No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Trust and the Distributor.
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.
UNION SECURITY INSURANCE COMPANY
BY HARTFORD LIFE INSURANCE COMPANY, ADMINISTRATOR FOR
THE ABOVE-REFERENCED ENTITY

By:	/s/ Christopher Dagnault	Date: 6/23/15
Name:	Christopher Dagnault
Title:	AVP

VOYA INVESTORS TRUST
By its authorized officer,

By:	/s/ [illegible]
Title:	Senior Vice President
Date:	7/16/15

VOYA INVESTMENTS INVESTMENTS DISTRIBUTOR, LLC
By its authorized officer,

By:	/s/ [illegible]
Title:	Senior Vice President
Date:	7/1/15

SCHEDULE A
CONTRACTS, SEPARATE ACCOUNTS AND DESIGNATED PORTFOLIOS

Separate Accounts
Union Security Life Insurance Company of New York Separate Account A
Union Security Insurance Company Variable Separate Account D
Designated Portfolio(s):
Voya Global Value Advantage Portfolio
VY JPMorgan Emerging Markets Equity Portfolio

SCHEDULE B
EXPENSES
The Trust and/or the Distributor and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect the Trust's share of the total costs determined according to the number of pages of the Trust's respective portions of the documents.

ITEM	FUNCTION	CO-ORDINATING PARTY	EXPENSES PAID BY
Mutual Fund Prospectus	Printing of combined prospectuses	Trust provides PDF Company prints	Company Trust reimburses prorata
	Providing of adequate supply of prospectuses and SAIs for designated portfolios and Trust Distribution (includes postage) to new and inforce clients	Company	N/A
	Distribution (includes postage) to new and inforce clients	Company	Trust
	Distribution (includes postage) to prospective clients	Company	Company
Trust Prospectus Annual Update and Distribution		Trust provides PDF Company prints and distributes	Company Trust reimburses prorata
Product Prospectus Update and Distribution		Company	Company
Mutual Fund SAI		Trust	Trust
Product SAI		Company	Company
Trust Proxy Material		Trust	Trust
Trust Annual and/or Semi Annual Reports		Trust provides Company distributes	Trust

SCHEDULE C
TRANSACTION PROCEDURES
Option A -Non-NSCC Orders
1.By 6:00 p.m. Eastern Time on each Business Day, the Company shall use its best efforts to notify Voya Investments Distributor, LLC ("VID"), either verbally or by facsimile, of purchases or redemptions of $1,000,000 or more by the Plans.
2.Orders received and accepted by the Company prior to the close of regular trading on the NYSE ("Close of Trading") on any given Business Day and received by VID by 8:30 a.m. Eastern Time the next Business Day will be executed by VID at the net asset value determined as of the Close of Trading on the Business Day the order was received by the Company.
3.Orders received and accepted by the Company prior to the Close of Trading on any given Business Day and received by VID after 8:30 a.m. Eastern Time on the next Business Day, and Orders received and accepted by the Company after the Close of Trading on any given Business Day will be executed by VID at the net asset value determined as of the Close of Trading on the next Business Day following the day of receipt of such Order by the Company. The day on which an Order is executed by VID pursuant to the procedures set forth in this Schedule A is hereinafter referred to as the "Effective Trade Date."
4.By 8:00 p.m. Eastern Time on each Business Day, VID will provide the Company via facsimile or other electronic transmission, the net asset value for the Funds, dividend, and capital gain information and, in the case of income Funds, the daily accrual for interest rate factor, determined at the Close of Trading. Certain events, such as fair valuation, may delay the above mentioned time, or require a revision to the above mentioned information.
5.By 8:30 a.m. Eastern Time on the Business Day following receipt of Orders, the Company will provide to VID via facsimile or other electronic transmission, a report stating whether the Orders received by the Company from Participants by the Close of Trading on such Business Day resulted in each Plan having net purchases or net redemptions of Shares.
6.Upon timely receipt from the Company of the report described in (5) above, VID will execute the purchase or redemption transactions (as the case may be) at the net asset value computed at the Close of Trading on the Effective Trade Date. Such purchase and redemption transactions will normally settle on the Business Day next following the Effective Trade Date, unless otherwise provided in the Funds' Prospectus. Payments for net purchase and net redemption orders shall be made by wire transfer by the Plan (for net purchases) or by the Funds (for net redemptions) to the account designated by the appropriate receiving party on the Business Day following the Effective Trade Date.

Option B -Procedures for Orders Conducted through NSCC-DCCS
1.By 6:00 p.m. Eastern Time on each Business Day, the Company shall use its best efforts to notify VID, either verbally or by facsimile, of purchases or redemptions of $1,000,000 or more by the Plans.
2.Orders received by the Company prior to the Close of Trading on any given Business Day and that are transmitted to VID via the NSCC Fund/SERV system by 9:00 a.m. Eastern Time the next Business Day will be executed by VID at the net asset value determined as of the Close of Trading on the Business Day the Order was received by the Company.
3.If the NSCC FUND/SERV system, the NSCC Defined Contribution and Settlement Service (NSCC-DCC&S), or other automated means agreed upon among the parties (e.g., computer, etc.) for the placement of orders is unavailable or there is a malfunction in Intermediary's systems, parties shall follow the transaction procedures in Schedule C, Option A.
4.Orders received and accepted by the Company prior to the Close of Trading on any given Business Day and that are transmitted to VID via the NSCC Fund/SERV system after 9:00 a.m. Eastern Time the next Business Day, and Orders received and accepted by the Company after the Close of Trading on any given Business Day will be executed by VID at the net asset value determined as of the Close of Trading on the next Business Day following the day of receipt of such Order by the Company.
5.By 8:00 p.m. Eastern Time on each Business Day, VID will provide the Company via facsimile or other electronic transmission, the net asset value for the Funds, dividend, and capital gain information and, in the case of income Funds, the daily accrual for interest rate factor, determined at the Close of Trading. Certain events, such as fair valuation, may delay the above mentioned time, or require a revision to the above mentioned information.
6.By 7:30 a.m. Eastern Time on the Business Day following receipt of Orders, the Company will provide to VID via facsimile or other electronic transmission, a report stating whether the Orders received by the Company from Participants by the Close of Trading on such Business Day resulted in each Plan having net purchases or net redemptions of Shares.
Upon timely receipt from the Company of the report described in (5) above, VID will execute the purchase or redemption transactions (as the case may be) at the net asset value computed at the Close of Trading on the Effective Trade Date. Such purchase and redemption transactions will normally settle on the Business Day next following the Effective Trade Date, unless otherwise provided in the Funds' Prospectus. Payments for net purchase and net redemption orders shall be made by wire transfer by the Plan (for net purchases) or by the Funds (for net redemptions) to the account designated by the appropriate receiving party on the Business Day following the Effective Trade Date.